Exhibit 4.1

ENSCO JERSEY FINANCE LIMITED,

as Issuer

ENSCO PLC,

as Guarantor

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

INDENTURE

Dated as of December 12, 2016

3.00% Exchangeable Senior Notes due 2024

i

INDENTURE dated as of December 12, 2016 among ENSCO JERSEY FINANCE LIMITED, a company incorporated under the laws of Jersey, as issuer (the “Company” as more fully set forth in Section 1.01), ENSCO PLC, a public limited company incorporated under the laws of England and Wales, as Guarantor (the “Guarantor” as more fully set forth in Section 1.01), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as trustee (the “Trustee,” as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 3.00% Exchangeable Senior Notes due 2024 (each a “Note” and collectively, the “Notes”) fully and unconditionally guaranteed on a senior unsecured basis by the Guarantor of the tenor and amount hereinafter set for, initially in an aggregate principal amount not to exceed $849,500,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Exchange, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes and the Guarantee, when the Notes are executed by the Company and this Indenture is executed by the Company and the Guarantor, respectively, and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company and the Guarantor, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company and the Guarantor covenant and agree with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1
Definitions

Section 1.01                             Definitions.  The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01.  The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.  The terms defined in this Article include the plural as well as the singular.

“Additional Amounts” shall have the meaning specified in Section 4.10.

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.06(d) and Section 4.06(e), as applicable.

“Additional Shares” shall have the meaning specified in Section 15.03(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of this Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

“Allotment Share Cap” shall have the meaning specified in Section 15.12.

“Applicable Law” shall have the meaning specified in Section 18.16.

“Articles” means the Memorandum and Articles of Association of the Company in effect as of the Issue Date.

“Attributable Indebtedness,” when used with respect to any Sale/Leaseback Transaction, means, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.

“Bankruptcy Code” means Title 11 of the U.S. code.

“Bankruptcy Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Bankruptcy Law” means the Bankruptcy Code or any similar federal, state or foreign law for the relief of debtors.

“Benefited Party” shall have the meaning specified in Section 14.01.

“Bid Solicitation Agent” means the Company or the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 15.01(b).  The Company shall initially act as the Bid Solicitation Agent.

“Board of Directors” means the board of directors of the Company or the Guarantor, as applicable, or comparable governing body or any committee thereof duly authorized, with respect to any particular matter, to act by or on behalf of the Board of Directors or comparable governing body.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or the Guarantor, as applicable, to have been duly adopted by the relevant Board of Directors and to be in full force and effect on the date of such certification.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock, partnership or limited liability company interests or other equity securities issued by that entity.

“Capitalized Lease Obligation” of any Person means any obligation of such Person to pay rent or other amounts under a lease of property, real or personal, that is required to be accounted for as a capital lease for financial reporting purposes in accordance with GAAP; and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Settlement” shall have the meaning specified in Section 15.02(a).

“Change in Tax Law” shall have the meaning specified in Section 17.01(a).

“Clause A Distribution” shall have the meaning specified in Section 15.04(c).

“Clause B Distribution” shall have the meaning specified in Section 15.04(c).

“Clause C Distribution” shall have the meaning specified in Section 15.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Combination Settlement” shall have the meaning specified in Section 15.02(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.  For the avoidance of doubt, the ERPSs shall not be considered Common Equity of the Company.

“Common Stock” means the Class A ordinary shares of the Guarantor, par value $0.10 per share, at the date of this Indenture, subject to Section 15.07.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 12, shall include its successors and assigns.

“Company Order” means a written order of the Company and the Guarantor, as applicable, signed by an Officer of the Company or the Guarantor, as applicable, and delivered to the Trustee.

“Consolidated Net Tangible Assets” means the total amount of assets (after deducting applicable reserves and other properly deductible items) of the Guarantor and its subsidiaries, on a consolidated basis, less:

(i)                                     all current liabilities (excluding liabilities that are extendible or renewable at the Guarantor’s option to a date more than 12 months after the date of calculation and excluding current maturities of long-term Indebtedness) of the Guarantor and its subsidiaries, on a consolidated basis; and

(ii)                                  all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets of the Guarantor and its subsidiaries, on a consolidated basis.

The Guarantor will calculate its Consolidated Net Tangible Assets based on its most recent quarterly balance sheet and in accordance with GAAP.

“Corporate Event” shall have the meaning specified in Section 15.01(b)(iii).

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 60 Wall Street, New York, NY 10005, Attention: Corporates Team ENSCO Jersey Finance Limited, or such other address as the Trustee may designate from time to time by notice to the Holders, the Company and the Guarantor, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders, the Company and the Guarantor).

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily Exchange Value” means, for each of the 40 consecutive Trading Days during the Observation Period, one-fortieth (1/40th) of the product of (a) the Exchange Rate on such Trading Day and (b) the Daily VWAP for such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 40.

“Daily Settlement Amount,” for each of the 40 consecutive Trading Days during the Observation Period, shall consist of:

(a)                                 cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Exchange Value on such Trading Day; and

(b)                                 if the Daily Exchange Value on such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Exchange Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the 40 consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ESV US <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Guarantor).  The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Deed Poll” means that certain Deed Poll, dated as of December 12, 2016, executed by the Guarantor in favor of the Company and the holders of ERPSs.

“Default” means any event, act or condition that is, or after notice or the passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price,  the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Distributed Property” shall have the meaning specified in Section 15.04(c).

“Effective Date” shall have the meaning specified in Section 15.03(c), except that, as used in Section 15.04, “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Entity” means a corporation, limited liability company or business trust (or functional equivalent of the foregoing under applicable foreign law).

“ERPS” means an exchangeable redeemable preference share of the Company with a par value of $0.0000001 and a paid-up value of $1,000.

“Event of Default” shall have the meaning specified in Section 7.01.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Guarantor or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” shall have the meaning specified in Section 4.02.

“Exchange Date” shall have the meaning specified in Section 15.02(c).

“Exchange Obligation” shall have the meaning specified in Section 15.01(a).

“Exchange Price” means as of any time, $1,000, divided by the Exchange Rate as of such time.

“Exchange Rate” shall have the meaning specified in Section 15.01(a).

“Exchange Share Cap,” as of any Exchange Date, means a number of shares of Common Stock equal to 19.9995% of the number of shares of Common Stock outstanding as of December 6, 2016 minus the aggregate number of shares of Common Stock previously issued in settlement of exchanges of the Notes.  The Exchange Share Cap will be adjusted at the same time and in the same manner as the Exchange Rate as described in Section 15.04.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Exchange” means the “Form of Notice of Exchange” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)                                 except as described in clause (b) below, a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, the Guarantor, the Guarantor’s other Subsidiaries and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Guarantor’s Common Equity representing more than 50% of the voting power of the Guarantor’s Common Equity; provided, however, that a “person” or “group” shall not be deemed a beneficial owner of, or to own beneficially, (x) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” pursuant to a Schedule TO until such tendered securities are accepted for purchase or exchange thereunder or (y) any securities to the extent such beneficial ownership (i) arises solely as a result of a revocable proxy delivered to such “person” or “group” by a shareholder that is not, for the avoidance of doubt, a member of such “group” in response to a proxy or consent solicitation made pursuant to, and disclosed in accordance with, the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act.

(b)                                 the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets, or (B) any share exchange, consolidation or merger of the Guarantor pursuant to which the Common Stock will be converted into cash, securities or other property; or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Guarantor and its Subsidiaries, taken as a whole, to any Person other than one of the Guarantor’s Wholly Owned Subsidiaries; provided, however, that neither (i) a transaction where the holders of all classes of the Guarantor’s Common Equity immediately prior to such transaction that is a share exchange, consolidation or merger own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such event in substantially the same proportions as such ownership immediately prior to such event, nor (ii) any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the Guarantor’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding Common Stock solely into ordinary shares, common shares or American depositary shares of the surviving entity that are traded or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), and as a result of such transaction the Notes become exchangeable into such shares or American depositary shares, shall be a Fundamental Change pursuant to this clause (b);

(c)                                  the stockholders of the Guarantor approve any plan or proposal for the liquidation or dissolution of the Guarantor; or

(d)                                 the Common Stock (or other ordinary shares, common shares or American depositary shares underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) and is not listed or quoted on one of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) concurrently with such cessation;

provided, however, that a transaction or transactions described in clause (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the ordinary shareholders of the Guarantor, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ or appraisal rights, in connection with such transaction or transactions consists of ordinary shares, common shares or American depositary shares that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become exchangeable into such consideration or a unit including such consideration, excluding cash payments for fractional shares (subject to the provisions of Section 15.02(a)). If a transaction constitutes a Fundamental Change pursuant to both clause (a) and clause (b) of this definition, such transaction will be treated as Fundamental Change pursuant to solely clause (b) for purposes of the carve out described in this proviso. If any transaction in which the Common Stock is replaced by the securities of another entity occurs, following completion of any related Make-Whole Fundamental Change Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for this proviso, following the effective date of such transaction) references to the Guarantor in this definition shall instead be references to such other entity.

“Fundamental Change Company Notice” shall have the meaning specified in Section 16.02(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 16.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 16.02(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 16.02(a).

“Funded Indebtedness” means all Indebtedness that matures on or is renewable to a date more than one year after the date the Indebtedness is incurred.

“GAAP” means United States generally accepted accounting principles and policies consistent with those applied in the preparation of the Guarantor’s financial statements.

“Global Note” shall have the meaning specified in Section 2.05(b).

“Guarantee” shall have the meaning specified in Section 14.01.

“Guarantee Obligations” shall have the meaning specified in Section 14.01.

“Guarantor” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 12, shall include its successors and assigns.

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Register.

“Indebtedness” means:

(a)                                 all indebtedness for borrowed money (whether full or limited recourse);

(b)                                 all obligations evidenced by bonds, debentures, notes or other similar instruments;

(c)                                  all obligations under letters of credit or other similar instruments, other than standby letters of credit, performance bonds and other obligations issued in the ordinary course of business, to the extent not drawn or, to the extent drawn, if such drawing is reimbursed not later than the third Business Day following demand for reimbursement;

(d)                                 all obligations to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business;

(e)                                  all Capitalized Lease Obligations;

(f)                                   all Indebtedness of others secured by a Lien on any asset of the Person in question (provided that if the obligations so secured have not been assumed in full or are not otherwise fully the Person’s legal liability, then such obligations may be reduced to the value of the asset or the liability of the Person); or

(g)                                  all Indebtedness of others (other than endorsements in the ordinary course of business) guaranteed by the Person in question to the extent of such guarantee.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Dividend Threshold” shall have the meaning specified in Section 15.04(d).

“Interest Payment Date” means each January 31 and July 31 of each year, beginning on July 31, 2017.

“Issue Date” means December 12, 2016, the date on which the Notes were first authenticated and delivered under this Indenture.

“Joint Venture” means any partnership, corporation or other entity in which up to and including 50% of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by the Guarantor and/or one or more Subsidiaries. A Joint Venture shall not be treated as a Subsidiary.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded.  If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization  selected by the Company.  If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Lien” means any mortgage, pledge, lien, charge, security interest or similar encumbrance. For purposes of this Indenture, the Guarantor or any of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation or other title retention agreement relating to such asset.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 15.03(a).

“Market Disruption Event” means, for the purposes of determining amounts due upon an exchange of Notes (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means January 31, 2024.

“Measurement Period” shall have the meaning specified in Section 15.01(b).

“Merger Common Stock” shall have the meaning specified in Section 15.07(e)(i).

“Merger Valuation Percentage” for any Share Exchange Event  shall be equal to (x) the arithmetic average of the Last Reported Sale Prices of one share of such Merger Common Stock over the relevant Merger Valuation Period (determined as if references to “Common Stock” in the definition of “Last Reported Sale Price” were references to the “Merger Common Stock” for such Share Exchange Event ), divided by (y) the arithmetic average of the Last Reported Sale Prices of one share of Common Stock over the relevant Merger Valuation Period.

“Merger Valuation Period” for any Share Exchange Event  means the five consecutive Trading Day period immediately preceding, but excluding, the effective date for such Share Exchange Event.

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Exchange” shall have the meaning specified in Section 15.02(b).

“Observation Period” with respect to any Note surrendered for exchange means: (i) subject to clause (ii), if the relevant Exchange Date occurs prior to July 31, 2023, the 40 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Exchange Date; (ii) if the relevant Exchange Date occurs on or after the date of the Company’s issuance of a Redemption Notice with respect to the Notes pursuant to Section 17.02 and prior to the relevant Redemption Date, the 40 consecutive Trading Days beginning on, and including, the first Scheduled Trading Day immediately succeeding such Redemption Date; and (iii) subject to clause (ii), if the relevant Exchange Date occurs on or after July 31, 2023, the 40 consecutive Trading Days beginning on, and including, the 42nd Scheduled Trading Day immediately preceding the Maturity Date.

“Offering Memorandum” means the preliminary offering memorandum dated December 6, 2016, as supplemented by the related pricing term sheet dated December 6, 2016, relating to the offering and sale of the Notes.

“Officer” of a Person means such Person’s Chairman of the Board, President, Vice President, Treasurer, Controller, Secretary, Assistant Treasurer, Assistant Controller or Assistant Secretary, and in the case of the Company, any director thereof.

“Officers’ Certificate,” when used with respect to the Company or the Guarantor, means a certificate signed by any two Officers of the Company or the Guarantor, respectively, and delivered to the Trustee, which certificate shall be in compliance with this Indenture.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, the Guarantor or other counsel, in each case that is reasonably acceptable to the Trustee, that is delivered to the Trustee.  Each such opinion shall include the statements provided for in Section 18.05 if and to the extent required by the provisions of such Section 18.05.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 9.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)                                 Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)                                 Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)                                  Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d)                                 Notes exchanged pursuant to Article 15 and required to be cancelled pursuant to Section 2.08; and

(e)                                  Notes redeemed pursuant to Article 17; and

(f)                                   Notes repurchased by the Company pursuant to the penultimate sentence of Section 2.10.

“Pari Passu Indebtedness” means any Indebtedness, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall be subordinated in right of payment to the Notes.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Permitted Liens” means:

(a) Liens existing on the Issue Date;

(b) Liens on property or assets of, or any shares of stock of, or other equity interests in, or Indebtedness of, any Person existing at the time such Person becomes a Subsidiary of the Guarantor or at the time such Person is merged into or consolidated with the Guarantor or any of its Subsidiaries or at the time of a sale, lease or other disposition of the properties of a Person (or a division thereof) as an entirety or substantially as an entirety to the Guarantor or any of its Subsidiaries, and not incurred in contemplation of such merger, consolidation, sale, lease or other disposition;

(c) Liens in favor of the Guarantor or any of its Subsidiaries or Liens securing debt of a Subsidiary owing to the Guarantor or to another Subsidiary;

(d) Liens in favor of governmental bodies to secure partial, progress, advance or other payments or performance pursuant to the provisions of any contract or statute;

(e) Liens securing industrial revenue, pollution control or similar revenue bonds;

(f) Liens on assets existing at the time of acquisition thereof, securing all or any portion of the cost of acquiring, constructing, improving, developing, expanding or repairing such assets or securing Indebtedness incurred prior to, at the time of, or within 24 months after, the later of the acquisition, the completion of construction, improvement, development, expansion or repair or the commencement of commercial operation of such assets, for the purpose of (a) financing all or any part of the purchase price of such assets or (b) financing all or any part of the cost of construction, improvement, development, expansion or repair of any such assets;

(g) statutory liens or landlords’, carriers’, warehouseman’s, mechanics’, suppliers’, materialmen’s, repairmen’s, maritime or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings;

(h) Liens in connection with in rem and other legal proceedings, which are being contested in good faith;

(i) Liens securing taxes, assessments, government charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings;

(j) Liens on the stock, partnership or other equity interest of the Guarantor or any Subsidiary in any Joint Venture or any Subsidiary that owns an equity interest in such Joint Venture to secure Indebtedness, provided the amount of such Indebtedness is contributed and/or advanced solely to such Joint Venture;

(k) Liens incurred in the ordinary course of business to secure performance of tenders, bids or contracts entered into in the ordinary course of business, including without limitation any rights of offset or liquidated damages, penalties, or other fees that may be contractually agreed to in conjunction with any tender, bid, or contract entered into by the Guarantor or any of its Subsidiaries in the ordinary course of business;

(l) Liens on current assets of the Guarantor or any of its Subsidiaries securing the Guarantor’s Indebtedness or Indebtedness of any such Subsidiary, respectively;

(m) deposits made in connection with maintaining self-insurance, to obtain the benefits of laws, regulations or arrangements relating to unemployment insurance, old age pensions, social security or similar matters or to secure surety, appeal or customs bonds; and

(n) any extensions, substitutions, replacements or renewals in whole or in part of a Lien enumerated in clauses (a) through (m) above, provided that the amount of Indebtedness secured by such extension, substitution, replacement or renewal shall not exceed the principal amount of Indebtedness being substituted, extended, replaced or renewed, together with the amount of any premiums, fees, costs and expenses associated with such substitution, extension, replacement or renewal, nor shall the pledge, mortgage or lien be extended to any additional Principal Property unless otherwise permitted under Section 6.01.

“Person” means an individual, a corporation, a limited liability company, a joint venture, a partnership, an incorporated or unincorporated association, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof or other entity of any kind.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and integral multiples thereof.

“Physical Settlement” shall have the meaning specified in Section 15.02(a).

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Principal Property” means any drilling rig or drillship, or integral portion thereof, owned or leased by the Guarantor or any Subsidiary and used for drilling offshore oil and gas wells, which, in the opinion of the Guarantor’s Board of Directors, is of material importance to the business of the Guarantor and its Subsidiaries taken as a whole, but no such drilling rig or drillship, or portion thereof, shall be deemed of material importance if its net book value (after deducting accumulated depreciation) is less than 2% of Consolidated Net Tangible Assets.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other applicable security) is exchanged for or exchanged into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other applicable security) entitled to receive such cash, securities or other property (whether such date is fixed by the Guarantor’s Board of Directors, statute, contract or otherwise).

“Redemption Date” shall have the meaning specified in Section 17.02(b).

“Redemption Notice” shall have the meaning specified in Section 17.01(b).

“Redemption Price” means, for any Notes to be redeemed pursuant to Section 17.01, 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to Holders of record of such Notes as of the close of business on such Regular Record Date, and the Redemption Price will be equal to 100% of the principal amount of such Notes).

“Reference Property” shall have the meaning specified in Section 15.07(a).

“Regular Record Date,” with respect to any Interest Payment Date, means the January 15 or July 15 (whether or not such day is a Business Day) immediately preceding the applicable January 31 or July 31 Interest Payment Date, respectively.

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Sale/Leaseback Transaction” means any arrangement with any Person pursuant to which the Guarantor or any Subsidiary leases any Principal Property that has been or is to be sold or transferred by the Guarantor or the Subsidiary to such Person, other than (1) temporary leases for a term, including renewals at the option of the lessee, of not more than five years; (2) leases between the Guarantor and a Subsidiary or between Subsidiaries; and (3) leases of Principal Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction, alteration, improvement or repair, or the commencement of commercial operation, of the Principal Property.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading.  If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Amount” has the meaning specified in Section 15.02(a)(iv).

“Settlement Method” means, with respect to any exchange of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Guarantor.

“Settlement Notice” has the meaning specified in Section 15.02(a)(iii).

“Share Exchange Event” shall have the meaning specified in Section 15.07(a).

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon exchange as specified in the Settlement Notice related to any exchanged Notes.

“Spin-Off” shall have the meaning specified in Section 15.04(c).

“Stock Price” shall have the meaning specified in Section 15.03(c).

“Subsidiary” means a Person at least a majority of the outstanding Voting Stock of which is owned, directly or indirectly, by the Guarantor or by one or more other Subsidiaries or by the Guarantor and one or more other Subsidiaries. A Joint Venture shall not be  treated as a Subsidiary.

“Successor Company” shall have the meaning specified in Section 12.01(a)(i).

“Tax” or “Taxes” shall have the meaning specified in Section 4.10.

“Tax Jurisdiction” or “Taxing Jurisdiction” shall have the meaning specified in Section 4.10.

“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on The New York Stock Exchange or, if the Common Stock (or such other security) is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon exchange only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of Notes from a nationally recognized securities dealer on any determination date, then the Trading Price per $1,000 principal amount of Notes on such determination date shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Exchange Rate.

“transfer” shall have the meaning specified in Section 2.05(c).

“Trigger Event” shall have the meaning specified in Section 15.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“unit of Reference Property” shall have the meaning specified in Section 15.07(a).

“Valuation Period” shall have the meaning specified in Section 15.04(c).

“Voting Stock” means, with respect to any Person, securities of any class or classes of capital stock of such Person entitling the holders thereof (whether at all times or at the times that such class of capital stock has voting power by reason of the happening of any contingency) to vote in the election of members of the Board of Directors or comparable body of such Person.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person to the extent:

(a)                                 all of the Voting Stock of such Subsidiary, other than any director’s qualifying shares mandated by applicable law, is owned directly or indirectly by such Person; or

(b)                                 such Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by another Person, if such Person:

(i)                                     directly or indirectly owns the remaining capital stock of such Subsidiary; and

(ii)                                  by contract or otherwise, controls the management and business of such Subsidiary and derives the economic benefits of ownership of such Subsidiary to substantially the same extent as if such Subsidiary were a Wholly Owned Subsidiary

Section 1.02                             References to Interest.  Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to either of Section 4.06(d) and Section 4.06(e). Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 2
Issue, Description, Execution, Registration and Exchange of Notes

Section 2.01                             Designation and Amount.  The Notes shall be designated as the “3.00% Exchangeable Senior Notes due 2024.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $849,500,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.

Section 2.02                             Form of Notes.  The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made, a part of this Indenture.  To the extent applicable, the Company, the Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  In the case of any conflict between this Indenture and the Notes, the provisions of this Indenture shall control and govern to the extent of such conflict.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, exchanges or transfers or exchanges for other Notes permitted hereby.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture.  Payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03                             Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof.  Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note.  Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

(b)                                 The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date.  The principal amount of any Note (x) in the case of any Physical Note, shall be payable at the office or agency designated by the Company for such purposes in the continental United States, which shall initially be the Corporate Trust Office and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee.  The Company shall pay interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by such a Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c)                                  Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)                                     The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided.  Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder not less than 10 days prior to such special record date.  Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii)                                  The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for trading, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04                             Execution, Authentication and Delivery of Notes.  The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of an Officer thereof.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually or by facsimile by an authorized officer of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 18.10), shall be entitled to the benefits of this Indenture and the related Guarantee or be valid or obligatory for any purpose.  Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder and the Notes are entitled to the benefits of this Indenture and the related Guarantee.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.

Section 2.05                             Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes.  Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time.  The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.  The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02.  Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange for other Notes, repurchase or exchange shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange of Notes for other Notes or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or other similar governmental charge required by law.

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange for other Notes under this Section 2.05 or register a transfer of (i) any Notes surrendered for exchange in accordance with Article 15, or, if a portion of any Note is surrendered for exchange in accordance with Article 15, such portion thereof surrendered for exchange in accordance with Article 15, (ii) any Notes (or a portion of any Note) surrendered for purchase (and not withdrawn) in accordance with Article 16, or (iii) any Notes selected for redemption in accordance with Article 17.

All Notes issued upon any registration of transfer of Notes or exchange of Notes for other Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer of Notes or exchange of Notes for other Notes.

(b)                                 So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary.  The transfer and exchange in accordance with this Section 2.05 of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c)                                  Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Stock issued upon exchange of the Notes in accordance with Article 15 that is required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company and the Guarantor, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.  As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is one year (or such shorter period as is prescribed by Rule 144 under the Securities Act as then in effect or any successor rule without any volume or manner of sale restrictions or compliance by the Guarantor with any current public information requirements thereunder) after the later of the Issue Date and the last date on which the Company or any of its Affiliates were the owner of such Notes (or any predecessor thereto), any certificate evidencing a Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon exchange thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company and the Guarantor in writing, with notice thereof to the Trustee):

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON EXCHANGE OF THIS SECURITY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY, THE COMMON STOCK, IF ANY, ISSUABLE UPON EXCHANGE OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT (“RULE 144A”)), (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR FOR WHICH IT HAS ACQUIRED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR THE COMMON STOCK, IF ANY, ISSUABLE UPON EXCHANGE OF SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR (OR SUCH SHORTER PERIOD AS IS PRESCRIBED BY RULE

144 UNDER THE SECURITIES ACT AS THEN IN EFFECT OR ANY SUCCESSOR RULE WITHOUT ANY VOLUME OR MANNER OF SALE RESTRICTIONS OR COMPLIANCE BY THE COMPANY WITH ANY CURRENT PUBLIC INFORMATION REQUIREMENTS THEREUNDER) AFTER THE LATER OF THE ISSUE DATE AND THE LAST DATE ON WHICH THE COMPANY OR ANY OF ITS AFFILIATES WERE THE OWNER OF SUCH SECURITY (OR ANY PREDECESSOR THERETO) ONLY (A) TO THE COMPANY, THE GUARANTOR OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OR LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED, THAT THE COMPANY, THE TRUSTEE AND THE TRANSFER AGENT SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE REVERSE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE

SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS OR (3) NO ADVICE PROVIDED BY US OR ANY OF OUR AFFILIATES HAS FORMED A PRIMARY BASIS FOR MAKING ANY INVESTMENT OR OTHER DECISION FOR OR ON BEHALF OF SUCH PLAN OR PLAN IN CONNECTION WITH THE NOTES OR THE EXERCISE OF ANY RIGHTS WITH RESPECT TO THIS SECURITY.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which any of the conditions set forth in clause (i) through (iii) of the immediately preceding sentence have been satisfied, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number.  The Company shall promptly notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes or any Common Stock issued upon exchange of the Notes has been declared effective under the Securities Act.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.

The Depositary shall be a clearing agency registered under the Exchange Act.  The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note.  Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to act as depositary for the Global Notes and the Company has not appointed a successor depositary within 90 days of such notice, (ii) an Event of Default with respect to the Notes has occurred and is continuing and the Depositary requests the issuance of Physical Notes in lieu of all or a portion of the Global Notes or (iii) the Company determines not to have the Notes represented by a Global Note, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.  Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been exchanged, canceled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian.  At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, exchanged, canceled, repurchased, redeemed or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

Members of, or participants in, the Depositary, and any owner of a beneficial interest in a Global Note, shall have no rights under this Indenture with respect to or under such Global Note, and the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee shall be entitled to treat the Depositary or its nominee as the absolute owner of such Global Note for all purposes whatsoever.

None of the Company, the Guarantor, the Trustee or any agent of the Company, the Guarantor or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(d)                                 Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon exchange of a Note shall bear a legend in substantially the following form (unless such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon exchange of a Note that has transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company and the Guarantor with written notice thereof to the Trustee and any transfer agent for the Common Stock):

THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THIS SECURITY OR PARTICIPATION MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT (“RULE 144A”)), (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR FOR WHICH IT HAS ACQUIRED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR (OR SUCH SHORTER PERIOD AS IS PRESCRIBED BY RULE 144 UNDER THE SECURITIES ACT AS THEN IN EFFECT OR ANY SUCCESSOR RULE WITHOUT ANY VOLUME OR MANNER OF SALE RESTRICTIONS OR COMPLIANCE BY THE COMPANY WITH ANY CURRENT PUBLIC INFORMATION REQUIREMENTS THEREUNDER) AFTER THE LATER OF THE ISSUE DATE AND THE LAST DATE ON WHICH THE COMPANY OR ANY OF ITS AFFILIATES WERE THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR THERETO) ONLY (A) TO THE COMPANY, THE GUARANTOR OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OR LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR

ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED, THAT THE COMPANY, THE TRUSTEE AND THE TRANSFER AGENT SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE REVERSE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS OR (3) NO ADVICE PROVIDED BY US OR ANY OF OUR AFFILIATES HAS FORMED A PRIMARY BASIS FOR MAKING ANY INVESTMENT OR OTHER DECISION FOR OR ON BEHALF OF SUCH PLAN OR PLAN IN CONNECTION WITH THE NOTES OR THE EXERCISE OF ANY RIGHTS WITH RESPECT TO THIS SECURITY.

Any such Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(d).

(e)                                  Any Note or Common Stock issued upon exchange of a Note that is repurchased or owned by any Affiliate of the Company or the Guarantor (or any Person who was an Affiliate of the Company or the Guarantor at any time during the three months immediately preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144).

(f)                                   The Company shall cause any Note that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.08.

Section 2.06                             Mutilated, Destroyed, Lost or Stolen Notes.  In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen.  In every case the applicant for a substituted Note shall furnish to the Company, to the Guarantor, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Guarantor, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company, the Guarantor and, if applicable, such authenticating agent may require.  No service charge shall be imposed by the Company, the Guarantor, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or other similar governmental charge required by law in connection therewith.  In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be exchanged in accordance with Article 15 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or exchange or authorize the exchange of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or exchange shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Exchange Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder.  To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, redemption, exchange or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, redemption, exchange or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07                             Temporary Notes.  Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company.  Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes.  Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes.  Such exchange shall be made by the Company at its own expense and without any charge therefor.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08                             Cancellation of Notes Paid, Exchanged, Etc.  The Company shall cause all Notes surrendered for the purpose of payment, repurchase, redemption, registration of transfer of Notes or exchange of Notes for other Notes or in accordance with Article 15, if surrendered to any Person other than the Trustee (including any of the Company’s or the Guarantor’s agents, Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation.  All Notes delivered to the Trustee shall be canceled promptly by it, and no Notes shall be authenticated in exchange therefor except as expressly permitted by any of the provisions of this Indenture.  The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request in a Company Order.

Section 2.09                             CUSIP Numbers.  The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes.  The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10                             Additional Notes; Repurchases.  The Company may, from time to time, without notice to or the consent of the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (other than differences in the issue price and interest accrued prior to the issue date of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the outstanding Notes initially issued hereunder for U.S. federal income tax or securities law purposes, such additional Notes shall have a CUSIP, ISIN and any other identifying numbers which are different from those of the outstanding Notes initially issued hereunder.  Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 18.05, as the Trustee shall reasonably request.  In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company, the Guarantor or any of its other Subsidiaries or through a private or public tender or exchange offer, through counterparties to private agreements or otherwise, including by cash-settled swaps or other derivatives.  The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives that are not physically settled) either (x) to be surrendered to the Trustee for cancellation, and they will no longer be considered outstanding under this Indenture upon their repurchase or (y) if such Notes represent beneficial interests in one or more Global Notes, to be exchanged for Physical Notes and, regardless of the format of such Notes, to be subject to the limitations set forth in the following sentence.  Notwithstanding anything to the contrary in this Indenture or such repurchased Notes, in no event shall any such repurchased Notes described in clause (y) of the immediately preceding sentence be (i) offered, sold, pledged or otherwise transferred or (ii) exchanged, in each case, whether by the Guarantor or its Subsidiaries or any of its respective agents or affiliates.

ARTICLE 3
Satisfaction and Discharge

Section 3.01                             Satisfaction and Discharge.  This Indenture shall upon request of the Company or the Guarantor contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company or the Guarantor, as applicable, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a)(i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or exchanged as provided in Section 2.06) have been delivered to the Trustee for cancellation; or (ii) the Company or the Guarantor has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Redemption Date, any Fundamental Change Repurchase Date, upon exchange or otherwise, cash, shares of Common Stock or a combination thereof, as applicable, solely to satisfy the Guarantor’s Exchange Obligation, sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Company and the Guarantor; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company and the Guarantor to the Trustee under Section 8.06 shall survive.

ARTICLE 4
Particular Covenants of the Company and the Guarantor

Section 4.01                             Payment of Principal and Interest.  The Company covenants and agrees that it will cause to be paid the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02                             Maintenance of Office or Agency.  The Company will maintain in the continental United States an office or agency where the Notes may be surrendered for registration of transfer of Notes or exchange of Notes for other Notes or for presentation for payment or repurchase (“Paying Agent”) or for exchange in accordance with Article 15 (“Exchange Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the continental United States, for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.  The terms “Paying Agent” and “Exchange Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Exchange Agent and the Corporate Trust Office as the office or agency in the continental United States, where Notes may be surrendered for registration of transfer of Notes  or exchange of Notes for other Notes or for presentation for payment or repurchase or for exchange in accordance with Article 15 and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served; provided that, the Corporate Trust Office of the Trustee shall not be an office or agency of the Company or the Guarantor for the purpose of effecting service of legal process on the Company or the Guarantor, as applicable.

Section 4.03                             Appointments to Fill Vacancies in Trustee’s Office.  The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04                             Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)                                     that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii)                                  that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii)                               that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 10:00 a.m., New York City time, on such date.

(b)                                 If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c)                                  Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d)                                 Any money and shares of Common Stock deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon exchange of any Note and remaining unclaimed for two years after such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), interest or consideration due upon exchange has become due and payable shall be paid to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and shares of Common Stock, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, notice that such money and shares of Common Stock remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money and shares of Common Stock then remaining will be repaid or delivered to the Company.

Section 4.05                             Existence.  Subject to Article 12, each of the Company and the Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.06                             Rule 144A Information Requirement and Annual Reports. (a)At any time the Guarantor is not subject to Section 13 or 15(d) of the Exchange Act, the Guarantor will, so long as any of the Notes or shares of Common Stock issuable upon exchange thereof will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and will, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or any shares of Common Stock issuable upon exchange of such Notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144A under the Securities Act. The Guarantor shall take such further action as any Holder or beneficial owner of such Notes or Common Stock may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Notes or shares of Common Stock in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

(b)                                 The Guarantor shall comply with Section 314(a) of the Trust Indenture Act.

(c)                                  Delivery of the reports and documents pursuant to subsections (a) and (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

(d)                                 If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes offered by the Offering Memorandum, the Guarantor fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or such Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s or the Guarantor’s Affiliates or Holders that were the Company’s or the Guarantor’s Affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), the Company shall pay Additional Interest on such Notes.  Such Additional Interest shall accrue on such Notes at the rate of 0.50% per annum of the principal amount of such Notes outstanding for each day during such period for which the Guarantor’s failure to file has occurred and is continuing or such Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s or the Guarantor’s Affiliates (or Holders that were the Company’s or the Guarantor’s Affiliates at any time during the three months immediately preceding).  As used in this Section 4.06(d), documents or reports that the Guarantor is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act do not include documents or reports that the Guarantor furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(e)                                  If, and for so long as, the restrictive legend on the Notes specified in Section 2.05(c) has not been removed, the Notes are assigned a restricted CUSIP or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s or the Guarantor’s Affiliates or Holders that were the Company’s or the Guarantor’s Affiliates at any time during the three months immediately preceding as of the 375th day after the last date of original issuance of the Notes offered by the Offering Memorandum, the Company shall pay Additional Interest on such Notes at a rate equal to 0.50% per annum of the principal amount of such Notes outstanding until the restrictive legend on such Notes has been removed in accordance with Section 2.05(c), the Notes are assigned an unrestricted CUSIP and the Notes are freely tradable pursuant to Rule 144 by Holders other than the Company’s or the Guarantor’s Affiliates (or Holders that were the Company’s or the Guarantor’s  Affiliates at any time during the three months immediately preceding).

(f)                                   Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(g)                                  Reserved.

(h)                                 If Additional Interest is payable by the Company pursuant to Section 4.06(d) or Section 4.06(e), the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable.  Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable.  If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

Section 4.07                             Stay, Extension and Usury Laws.  Each of the Company and the Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantor (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08                             Compliance Certificate; Statements as to Defaults.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2016) an Officers’ Certificate stating (1) that a review has been conducted of the activities of the Company, its Subsidiaries and of the Guarantor and their respective performance under this Indenture and (2) that the Company and the Guarantor have fulfilled all obligations under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture) or specifying any Event of Default and the nature thereof.

In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof.

Section 4.09                             Further Instruments and Acts.  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.10                             Additional Amounts.  (a) All payments made by the Company, the Guarantor or on the Company’s or the Guarantor’s behalf under or with respect to the Notes or the Guarantee (including deliveries of ERPSs, Common Stock, Reference Property and payment of cash for any fractional share upon exchange) shall be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest, additions to tax and other liabilities related thereto) (collectively, “Taxes”) unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction in which the Company or the Guarantor is organized, resident or doing business for Tax purposes or any department or political subdivision thereof or therein or (2) any jurisdiction from or through which payment is made by the Company, the Guarantor or the Trustee or any department or political subdivision thereof or therein (each, a “Tax Jurisdiction”) will at any time be required to be made from any payments made under or with respect to the Notes, including payments of cash or deliveries of ERPS or Common Stock or other Reference Property, the Company or the Guarantor, as applicable, shall pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each Holder after such withholding or deduction (including any such deduction or withholding in respect of Additional Amounts) will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts shall be payable with respect to:

(i)                                     any Taxes, to the extent such Taxes would not have been imposed but for the existence of any present or former connection between the Holder or the beneficial owner of the Notes and the relevant Tax Jurisdiction (other than any connection arising solely from the acquisition, ownership, holding or disposition of the Notes, the enforcement of rights under the Notes and/or the receipt of any payments in respect of the Notes);

(ii)                                  any Taxes, to the extent such Taxes would not have been imposed but for the failure of the Holder or the beneficial owner of the Notes to comply with any certification, identification, information, documentation, or other reporting requirements, including an application for relief under an applicable double Tax treaty, whether required by statute, treaty, regulation or administrative practice of a Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Tax Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner of the Notes is not resident in the Tax Jurisdiction or is a resident of an applicable Tax treaty jurisdiction), but in each case, only to the extent the Holder or the beneficial owner of the Notes is legally eligible to provide such certification or documentation; provided, however, that in the event that any such requirements are imposed as a result of an amendment to, or change in, any laws, Tax treaties, regulations or rulings (or any official administrative or judicial interpretation thereof) after the Issue Date, this clause (ii) will apply only if the Company notifies the Trustee, at least 30 days before any such withholding or deduction would be payable, that Holders or beneficial owners of the Notes must comply with such certification, identification, information, documentation or other reporting requirements;

(iii)                               any Taxes, to the extent such Taxes were imposed as a result of the presentation of a Note for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder of such Note (except to the extent that such Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period);

(iv)                              any estate, inheritance, gift, transfer, personal property or similar Tax;

(v)                                 any Taxes payable otherwise than by deduction or withholding from payments made under or with respect to the Notes; or

(vi)                              any combination of the above items.

The Company or the Guarantor, as applicable, also shall not pay any Additional Amounts with respect of any payment of cash or delivery of Common Stock or other Reference Property to any Holder if the Holder is a fiduciary, partnership or Person other than the sole beneficial owner of that payment to the extent that such payment would under the laws of the relevant Tax Jurisdiction, for Tax purposes, be required to be included in the income of a beneficiary or settlor with respect to the fiduciary, a partner or member of that partnership or a beneficial owner, in each case, who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, member or beneficial owner been the Holder thereof.

In addition to the foregoing, the Company shall also pay and indemnify the Holder for any present or future stamp, stamp duty, stamp duty reserve tax, issue, registration, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies (including penalties, interest, additions to Tax and other liabilities related thereto) that are levied by any Tax Jurisdiction on the execution, delivery, issuance, or registration of any of the Notes, the Guarantee, this Indenture or any other document or instrument referred to therein, or the receipt of any payments with respect to, or enforcement of, the Notes.

(b)                                 If the Company or the Guarantor becomes aware that the Company or the Guarantor will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or the Guarantee, the Company shall deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Company shall notify the Trustee promptly thereafter) notice stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The notice must also set forth any other information reasonably necessary to enable the Trustee to pay Additional Amounts to Holders of the Notes on the relevant payment date. The Company shall provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts.

(c)                                  The Company or the Guarantor, as appropriate, shall timely make all withholdings and deductions required by law and shall remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. The Company shall furnish to the Trustee (or to a Holder of the Notes upon request), within a reasonable time after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Company or the Guarantor, as appropriate, or if receipts are not reasonably available, other evidence of payment reasonably satisfactory to the Trustee.

(d)                                 Whenever in this Indenture there is mentioned, in any context, the delivery of Common Stock, ERPS or other Reference Property (together with payment of cash for any fractional shares), payment of amounts based upon the principal amount of the Notes or of principal, interest, Redemption Price, Fundamental Change Redemption Price or of any other amount payable under, or with respect to, any of the Notes such mention shall be deemed to include the payment of Additional Amounts, if applicable.

(e)                                  The obligations under this Section 4.10 shall survive any termination or discharge of the Indenture and shall apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Company or the Guarantor is organized, resident or doing business for Tax purposes or any jurisdiction from or through which such Person or its paying agent makes any payment on the Notes and, in each case, any department or political subdivision thereof or therein.

ARTICLE 5
Lists of Holders and Reports by the Company and the Trustee

Section 5.01                             Lists of Holders.  The Company and the Guarantor covenant and agree that they will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each January 15 and July 15 in each year beginning with July 15, 2017, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02                             Preservation and Disclosure of Lists.  The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting.  The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

ARTICLE 6
Covenants

Section 6.01                             Limitation on Liens.(a) The Guarantor shall not, and shall not permit any of its Subsidiaries to, incur, issue or assume any Indebtedness for borrowed money secured by any Lien upon any Principal Property or any shares of stock or Indebtedness of any Subsidiary that owns or leases a Principal Property (whether such Principal Property, shares of stock or Indebtedness is now owned or hereafter acquired) without making effective provision whereby the Notes (together with, if the Guarantor so determines, any other Indebtedness or other obligation of the Guarantor or any Subsidiary) shall be secured equally and ratably with (or, at the option of the Guarantor, prior to) the Indebtedness so secured by a Lien on the same assets of the Guarantor or such Subsidiary, as the case may be, for so long as such Indebtedness is so secured.  The foregoing restrictions shall not, however, apply to Indebtedness secured by Permitted Liens.

(b)                                 Notwithstanding the foregoing,  the Guarantor and its Subsidiaries may, without securing the Notes, incur, issue or assume Indebtedness that would otherwise be subject to the foregoing restrictions in an aggregate principal amount that, together with all other such Indebtedness of the Guarantor and its Subsidiaries that would otherwise be subject to the foregoing restrictions (not including Indebtedness permitted to be secured under the definition of Permitted Liens) and the aggregate amount of Attributable Indebtedness deemed outstanding with respect to Sale/Leaseback Transactions (other than Sale/Leaseback Transactions in connection with which the Company or the Guarantor has voluntarily retired any of the Notes, any Pari Passu Indebtedness or any Funded Indebtedness pursuant to Section 6.02(b)(iii)(x)) does not at any one time exceed 15% of Consolidated Net Tangible Assets.

(c)                                  For purposes of this Section 6.01, if at the time any Indebtedness is incurred, issued or assumed, such Indebtedness is unsecured but is later secured by a Lien, such Indebtedness shall be deemed to be incurred at the time that such Indebtedness is so secured by a Lien.

Section 6.02                             Limitation on Sale Leaseback Transactions.(a) So long as the Notes are outstanding, the Guarantor shall not, and shall not permit any of its Subsidiaries to, sell or transfer (other than to the Guarantor or a Wholly Owned Subsidiary thereof) any Principal Property, whether owned at the Issue Date or thereafter acquired, which has been in full operation for more than 120 days prior to such sale or transfer, with the intention of entering into a lease of such Principal Property (except for a lease for a term, including any renewal thereof, of not more than three years), if after giving effect thereto the Attributable Indebtedness in respect of all such sale and leaseback transactions involving Principal Properties shall be in excess of 15% of Consolidated Net Tangible Assets.

(b)                                 Notwithstanding the foregoing, the Guarantor or any of its Subsidiaries may sell any Principal Property and lease it back if the net proceeds of such sale are at least equal to the fair value of such property as determined by the Guarantor’s Board of Directors and:

(i)                                     the Guarantor or such Subsidiary would be entitled to incur Indebtedness in a principal amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction secured by a Lien on the property subject to such Sale/Leaseback Transaction pursuant to Section 6.01 without equally and ratably securing the Notes pursuant to Section 6.01;

(ii)                                  after the Issue Date and within a period commencing nine months prior to the consummation of such Sale/Leaseback Transaction and ending nine months after the consummation thereof, the Guarantor or such Subsidiary shall have expended for property used or to be used in the ordinary course of its business and that of its Subsidiaries an amount equal to all or a portion of the net proceeds of such Sale/Leaseback Transaction and the Guarantor shall have elected to designate such amount as a credit against such Sale/Leaseback Transaction (with any such amount not being so designated to be applied as set forth in clause (iii) below or as otherwise permitted); or

(iii)                               the Guarantor, during the nine-month period after the effective date of such Sale/Leaseback Transaction, shall have applied to either (x) the voluntary defeasance or retirement of any Notes, any Pari Passu Indebtedness or any Funded Indebtedness or (y) the acquisition of one or more Principal Properties at fair value, an amount equal to the greater of the net proceeds of the sale or transfer of the property leased in such Sale/Leaseback Transaction and the fair value, as determined by the Guarantor’s Board of Directors, of such property as of the time of entering into such Sale/Leaseback Transaction (in either case adjusted to reflect the remaining term of the lease and any amount expended by the Guarantor as set forth in clause (ii) above), less an amount equal to the sum of the principal amount of Notes, Pari Passu Indebtedness and Funded Indebtedness voluntarily defeased or retired by the Guarantor plus any amount expended to acquire any Principal Properties at fair value, within such nine month period and not designated as a credit against any other Sale/Leaseback Transaction entered into by the Guarantor or any of its Subsidiaries during such period.

Section 6.03                             Further Limitations on the Company and Related Matters.

(a)                                 The Guarantor shall own directly 100% of the Common Equity of the Company.

(b)                                 The Guarantor shall cause the Company to elect to be treated as a disregarded entity effective as of the Issue Date, and neither the Company nor the Guarantor shall take any action that is inconsistent with the Company’s being treated as a disregarded entity for U.S. federal income tax purposes.

Section 6.04                             ERPS Covenants. The Company shall, and the Guarantor shall cause the Company to, keep available at all times, free of preemptive rights, the full number of ERPSs issuable upon exchange of the Notes.

(b)                                 The Company shall not, and the Guarantor shall cause the Company not to, (i) alter its share capital or amend its Articles so as to prevent, hinder or impair the Holders’ right to exchange their Notes for cash, Common Stock or a combination thereof or (ii) amend its Articles such that the Company may issue ERPS other than upon exchange of the Notes pursuant to the terms of this Indenture.

(c)                                  The Guarantor hereby undertakes to and covenants with the Trustee that:

(i)                                     in the event of the Company failing to comply with its obligations pursuant to the settlement provisions of Section 15.02, the Guarantor will cause the Company to comply with such obligations; and

(ii)                                  so long as any Note remains outstanding, the Guarantor will perform all of its obligations under the Deed Poll.

ARTICLE 7
Defaults and Remedies

Section 7.01                             Events of Default.  Each of the following events shall be an “Event of Default” with respect to the Notes:

(a)                                 the Company or the Guarantor defaults in the payment of interest on any Note when the same becomes due and payable and the Default continues for a period of 30 days;

(b)                                 the Company or the Guarantor defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon redemption or otherwise;

(c)                                  the Company or the Guarantor fails to comply with their respective obligations to exchange the Notes and any ERPSs, as applicable, in accordance with this Indenture upon exercise of a Holder’s exchange right;

(d)                                 the Company fails to give a notice of a Fundamental Change as set forth in Section 16.02(c), a notice of a Make-Whole Fundamental Change as set forth in Section 15.03(b) or a notice of a Corporate Event as set forth in Section 15.01(b)(ii), in each case when due and such failure continues for a period of five Business Days;

(e)                                  the Company and the Guarantor fail to comply with any of their other respective agreements in the Notes or in this Indenture, which shall not have been remedied within the specified period after written notice, as provided in Section 7.02(b) below;

(f)                                   the Company or the Guarantor pursuant to or within the meaning of any Bankruptcy Law shall:

(i)                                     commence a voluntary case;

(ii)                                  consent to the entry of an order for relief against the Company or the Guarantor, as applicable, in an involuntary case;

(iii)                               consent to the appointment of a Bankruptcy Custodian of the Company or the Guarantor for all or substantially all of its property; or

(iv)                              make a general assignment for the benefit of creditors;

(g)                                  a court of competent jurisdiction enters into an order or decree under any Bankruptcy Law that:

(i)                                     is for relief against the Company or the Guarantor in an involuntary case;

(ii)                                  appoints a Bankruptcy Custodian of the Company or the Guarantor or substantially all of the Company’s or the Guarantor’s property; or

(iii)                               orders the liquidation of the Company or the Guarantor, and the order or decree remains unstayed and in effect for 60 days; and

(h)                                 the Guarantee ceases to be in full force and effect or is declared null and void in a judicial proceeding.

Section 7.02                             Acceleration; Rescission and Annulment.

(a)                                 If any Event of Default (other than an Event of Default specified in Section 7.01(f) or Section 7.01(g)) with respect to the Notes occurs and is continuing, either the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all of the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders).  Notwithstanding the foregoing, if an Event of Default specified in Section 7.01(f) or Section 7.01(g) above occurs with respect to the Company or the Guarantor, all outstanding Notes shall become due and payable without further action or notice.

(b)                                 Notwithstanding the foregoing, a Default under Section 7.01(e) shall not be an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default, and the Company fails to cure the Default within 90 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”

(c)                                  Section 7.02(a) and Section 7.02(b), however, are subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes at such time) and amounts due to the Trustee pursuant to Section 8.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 7.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.  Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon exchange of the Notes.

Section 7.03                             Reserved.

Section 7.04                             Payments of Notes on Default; Suit Therefor.  If an Event of Default described in 0 or Section 7.01(b) shall have occurred, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 8.06.  If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under any Bankruptcy Law, or in case a Bankruptcy Custodian shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 8.06; and any Bankruptcy Custodian is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 8.06, incurred by it up to the date of such distribution.  To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 7.09 or any rescission and annulment pursuant to Section 7.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Guarantor, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Guarantor, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 7.05                             Application of Monies Collected by Trustee.  Any monies collected by the Trustee pursuant to this Article 7 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee under Section 8.06;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon exchange of, the Notes in default in the order of the date due of the payments of such interest and cash due upon exchange, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Redemption Price and the Fundamental Change Repurchase Price and any cash due upon exchange) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price and the cash due upon exchange) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price and any cash due upon exchange) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 7.06                             Proceedings by Holders.  Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon exchange, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)                                 such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b)                                 Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c)                                  such Holders shall have offered to the Trustee such security or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(d)                                 the Trustee for 60 days after its receipt of such notice, request and offer of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e)                                  no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 7.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein).  For the protection and enforcement of this Section 7.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, each Holder shall have the right to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon exchange of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be.

Section 7.07                             Proceedings by Trustee.  In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 7.08                             Remedies Cumulative and Continuing.  Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 7 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 7.06, every power and remedy given by this Article 7 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 7.09                             Direction of Proceedings and Waiver of Defaults by Majority of Holders.  The Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.  The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.04 may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default hereunder and its consequences except (i) a continuing Default or Event of Default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Redemption Price and any Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 7.01, (ii) a failure by the Company or the Guarantor to pay or deliver, as the case may be, the consideration due upon exchange of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 11 cannot be modified or amended without the consent of each Holder of an outstanding Note affected; provided, however, that Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related Default that resulted from such acceleration.  Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.  Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 7.09, said Default shall cease to exist, and any Event of Default arising therefrom shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 7.10                             Notice of Defaults.  The Trustee shall, within 90 days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, deliver to all Holders notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a

Default in the payment of the principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon exchange, the Trustee shall be protected in withholding such notice if and so long as a committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 7.11                             Undertaking to Pay Costs.  All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 7.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 9.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Redemption Price and the Fundamental Change Repurchase Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to exchange any Note, or receive the consideration due upon exchange, in accordance with the provisions of Article 15.

ARTICLE 8
Concerning the Trustee

Section 8.01                             Duties and Responsibilities of Trustee.  The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.  In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action or its own willful misconduct, except that:

(a)                                 prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i)                                     the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  in the absence of gross negligence and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b)                                 the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c)                                  the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 9.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)                                 whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 8.01;

(e)                                  the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f)                                   if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred; and

(g)                                  in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Exchange Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 8 shall also be afforded to such Custodian, Note Registrar, Paying Agent, Exchange Agent or transfer agent.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 8.02                             Reliance on Documents, Opinions, Etc.  Except as provided in Section 8.01:

(a)                                 the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)                                 any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Guarantor;

(c)                                  the Trustee may consult with counsel and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)                                 the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(e)                                  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder; and

(f)                                   the permissive rights of the Trustee enumerated herein shall not be construed as duties.

In no event shall the Trustee be liable for any consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.  The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee by the Company or by any Holder of the Notes.

Section 8.03                             No Responsibility for Recitals, Etc.  The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes.  The Trustee shall not be accountable for the use or application by the Company of any

Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 8.04                             Trustee, Paying Agents, Exchange Agents or Note Registrar May Own Notes.  The Trustee, any Paying Agent, any Exchange Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Exchange Agent or Note Registrar.

Section 8.05                             Monies and Shares of Common Stock to Be Held in Trust.  All monies and shares of Common Stock received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received.  Money and shares of Common Stock held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money or shares of Common Stock received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 8.06                             Compensation and Expenses of Trustee.  Each of the Company and the Guarantor covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence or willful misconduct.  Each of the Company and the Guarantor, jointly and severally, also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its officers, employees, directors or agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense incurred without gross negligence or willful misconduct on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises.  The obligations of the Company and the Guarantor under this Section 8.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 7.05, funds held in trust herewith for the benefit of the Holders of particular Notes.  The Trustee’s right to receive payment of any amounts due under this Section 8.06 shall not be subordinate to any other liability or indebtedness of the Company and the Guarantor.  The obligation of the Company and the Guarantor under this Section 8.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee.  Neither the Company nor the Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.  The indemnification provided in this Section 8.06 shall extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 7.01(f) or Section 7.01(g) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 8.07                             Officers’ Certificate as Evidence.  Except as otherwise provided in Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate, in the absence of gross negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 8.08                             Eligibility of Trustee.  There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000.  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 8.08, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 8.

Section 8.09                             Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by delivering notice thereof to the Holders.  Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee.  If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation to the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, subject to the provisions of Section 7.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)                                 In case at any time any of the following shall occur:

(i)                                     the Trustee shall cease to be eligible in accordance with the provisions of Section 8.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii)           the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)           The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 9.04, may at any time remove the Trustee by notifying the Trustee and the Company in writing not less than 30 days prior to the effective date of such removal, and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 8.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)           Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.10.

Section 8.10          Acceptance by Successor Trustee.  Any successor trustee appointed as provided in Section 8.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act.  Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.  Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 8.06.

No successor trustee shall accept appointment as provided in this Section 8.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders.  If the Company fails to deliver such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company.

Section 8.11          Succession by Merger, Etc.  Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 8.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 8.12          Trustee’s Application for Instructions from the Company.  Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

ARTICLE 9
Concerning the Holders

Section 9.01          Action by Holders.  Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced by (a) any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, (b) the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 10, or (c) a combination of such instrument or instruments and any such record of such a meeting of Holders.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver or to take any other action under this Indenture.  The right of any Holder to participate in any action or consent required or sought pursuant to any provision of this Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Notes with respect to which such action or consent is required or sought as of the record date identified by the Company in a notice furnished to Holders in accordance with the terms of this Indenture.

If a record date is fixed, then notwithstanding the provisions of the immediately succeeding paragraph, those Persons who were Holders at such record date (or their duly designated agents or proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder or subsequent Holder may revoke the consent as to his or her Note or portion of a Note if the Trustee receives written notice of revocation before a date and time therefor identified by the Company in a notice furnished to such Holder in accordance with the terms of this Indenture or, if no such date and time shall be identified, the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it is of the type described in any of clauses (a) through (l) of Section 11.02 hereof.  In such case, the amendment, supplement or waiver shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder’s Note.

Section 9.02          Proof of Execution by Holders.  Subject to the provisions of Section 8.01, Section 8.02 and Section 10.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.  The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar.  The record of any Holders’ meeting shall be proved in the manner provided in Section 10.06.

Section 9.03          Who Are Deemed Absolute Owners.  The Company, the Trustee, any authenticating agent, any Paying Agent, any Exchange Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal (including any Redemption Price and any Fundamental Change Repurchase Price) of and (subject to Section 2.03) accrued and unpaid interest on such Note, for exchange of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Exchange Agent nor any Note Registrar shall be affected by any notice to the contrary.  All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note.  Notwithstanding anything to the contrary in this Indenture or the Notes, with respect to any Global Note, nothing in this Indenture shall prevent the Company, the Guarantor, the Trustee or any agent of the Company, the Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary, as a Holder, with respect to such Global Notes or impair, as between such Depositary and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Note.

Section 9.04          Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, by the Guarantor, by any Subsidiary of the Company or the Guarantor or by any Affiliate of the Company, the Guarantor or any Subsidiary of the Company or the Guarantor shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer knows are so owned shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, the Guarantor, a Subsidiary of the Company or the Guarantor, or an Affiliate of the Company, the Guarantor or any Subsidiary of the Company or the Guarantor.  In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.  Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all

Notes, if any, known by the Company or the Guarantor to be owned or held by or for the account of any of the above described Persons; and, subject to Section 8.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

ARTICLE 10
Holders’ Meetings

Section 10.01       Purpose of Meetings.  A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 10 for any of the following purposes:

(a)           to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 7;

(b)           to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 8;

(c)           to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.02; or

(d)           to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 10.02       Call of Meetings by Trustee.  The Trustee may at any time call a meeting of Holders to take any action specified in Section 10.01, to be held at such time and at such place as the Trustee shall determine.  Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 9.01, shall be delivered to Holders of such Notes.  Such notice shall also be delivered to the Company.  Such notices shall be delivered not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 10.03       Call of Meetings by Company or Holders.  In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 10.01, by delivering notice thereof as provided in Section 10.02.

Section 10.04       Qualifications for Voting.  To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 10.05       Regulations.  Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 10.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 9.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding.  The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders.  Any meeting of Holders duly called pursuant to the provisions of Section 10.02 or Section 10.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 10.06       Voting.  The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered as provided in Section 10.02.  The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution.  The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the

Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 10.07       No Delay of Rights by Meeting.  Nothing contained in this Article 10 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

ARTICLE 11
Supplemental Indentures

Section 11.01       Supplemental Indentures Without Consent of Holders.  The Company and the Guarantor, when authorized by the resolutions of the applicable Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto, and in connection therewith the Guarantor may amend or supplement the Deed Poll, for one or more of the following purposes:

(a)           to cure any ambiguity, defect or inconsistency;

(b)           to provide for uncertified Notes in addition to or in place of Physical Notes or to alter the provisions of Section 2.02 of this Indenture (including the related definitions) in a manner that does not adversely affect any Holder in any material respect;

(c)           to provide for the assumption of the Company’s or Guarantor’s obligations to the Holders under this Indenture by a Successor Company pursuant to Article 12;

(d)           to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any such Holder in any material respect or to surrender any right or power conferred upon the Company or the Guarantor;

(e)           to evidence and provide the acceptance of the appointment of a successor Trustee pursuant to Sections 8.09 and 8.10 of this Indenture;

(f)            to add an additional guarantor to the Notes;

(g)           to increase the Exchange Rate;

(h)           to provide for the issuance of additional Notes;

(i)            to elect one or more or eliminate any of the Settlement Methods (other than Cash Settlement) or elect a Specified Dollar Amount for all exchanges;

(j)            in connection with any Share Exchange Event, to provide that the Notes are exchangeable into Reference Property, subject to the provisions of Section 15.02, and make such related changes to the terms of the Notes to the extent expressly required by Section 15.07; or

(k)           to conform the provisions of this Indenture or the Notes to the “Description of Notes” section of the Offering Memorandum.

Upon the request of the Company accompanied by a Board Resolution of the Company’s Board of Directors and the Guarantor’s Board of Directors authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 8.02 of this Indenture, the Trustee shall join with the Company and the Guarantor in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 11.01 may be executed by the Company, the Guarantor and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 11.02.

Section 11.02       Supplemental Indentures with Consent of Holders.  With the consent (evidenced as provided in Article 9) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 9 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes, regardless of whether the solicitation of consents and such repurchase is made from, or such tender or exchange offer is made to, all or any number of Holders of then outstanding notes), the Company and the Guarantor, when authorized by the resolutions of their respective Board of Directors, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto, and in connection therewith the Guarantor may amend or supplement the Deed Poll, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, any supplemental indenture or the Deed Poll, as applicable, or of modifying in any manner the rights of the Holders hereunder or thereunder; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a)           reduce the principal amount of the then outstanding Notes whose Holders must consent to an amendment, supplement or waiver;

(b)           reduce the principal of or change the fixed maturity of any Notes;

(c)           reduce the rate of or change the time for payment of interest on any Note;

(d)           make any change that adversely affects the exchange rights or Fundamental Change repurchase rights of the Notes;

(e)           waive a Default or Event of Default in the payment or delivery, as the case may be, of (i) the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if any) of, (ii) interest on or (iii) any consideration due upon exchange of, the Notes

(except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(f)            make any Note payable in money other than that stated in the Note;

(g)           make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes;

(h)           alter any of the provisions in Article 17 with respect to a redemption of the Notes or otherwise waive a redemption payment with respect to any Note;

(i)            waive payment of the Fundamental Change Repurchase Price;

(j)            cause the Notes or the Guarantee to become subordinated in right of payment to any other Indebtedness of the Company or the Guarantor, as applicable;

(k)           make any change in the foregoing amendment and waiver provisions; or

(l)            release the Guarantor from its obligations under the Guarantee, this Indenture or the Deed Poll, except as permitted pursuant to the provisions in Article 12.

Upon the request of the Company accompanied by a Board Resolution from the Company’s Board of Directors and the Guarantor’s Board of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 8.02 of this Indenture, the Trustee shall join with the Company and the Guarantor in the execution of such supplemental indenture unless such supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 11.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 11.02 becomes effective, the Company shall send to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver, unless a current report on Form 8-K (or any successor form thereto) is timely filed by the Guarantor describing the amendment, supplement or waiver.  Any failure by the Company to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 11.03       Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture pursuant to the provisions of this Article 11, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the

Company, the Guarantor and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 11.04       Notation on Notes.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 11 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 18.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 11.05       Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. In addition to the documents required by Section 18.05, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel stating that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 11 and is permitted or authorized by this Indenture.

ARTICLE 12
Consolidation, Merger, Sale, Conveyance and Lease

Section 12.01       Company and Guarantor May Consolidate, Etc. on Certain Terms.

(a)           Subject to the provisions of Section 12.02, neither the Company nor the Guarantor shall, directly or indirectly, in any transaction or series of related transactions: (1) consolidate, merge or combine with another Person (whether or not the Company or the Guarantor, as applicable, is the surviving Person); (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its and its Subsidiaries’ properties or assets taken as a whole, or (3) assign any of its obligations under the Notes and this Indenture, in one or more related transactions, to another Person, unless:

(i)            either: (A) the Company or the Guarantor, as applicable, is the surviving or continuing Person; or (B) the Person formed by, surviving or continuing by any such consolidation, merger or combination (if other than the Company or the Guarantor, as applicable) or the Person to which such sale, assignment, transfer, conveyance, or other disposition (the “Successor Company”) shall have been made is an entity, validly organized and existing in good standing (to the extent the concept of good standing is applicable) under the laws of any state of the United States, the District of Columbia, the Cayman Islands, Bermuda, Switzerland, the United Kingdom, the Kingdom of the Netherlands, the Grand Duchy of Luxembourg, Ireland, or any other member country of the European Union;

(ii)                                  the Successor Company assumes all the obligations of the Company and the Guarantor under the Notes, this Indenture and the Deed Poll, as applicable, and with respect to the obligation to pay Additional Amounts, the jurisdiction in which such Successor Company is organized, resident, or doing business for Tax purposes or any department or political subdivision thereof or therein and any jurisdiction from or through which payments are made by or on behalf of such Successor Company or any department or political subdivision thereof shall be treated as a Tax Jurisdiction;

(iii)                               in the case of the Company, any Successor Company (other than the Guarantor) is a Wholly Owned Subsidiary of the Guarantor which is a disregarded entity for U.S. federal income tax purposes;

(iv)                              immediately after such transaction no Default or Event of Default exists; and

(v)                                 the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such merger, consolidation, combination or sale, assignment, transfer, conveyance or other disposition of such properties or assets or assignment of the Company’s and the Guarantor’s obligations under the Notes and this Indenture and such supplemental indenture, if any, comply with this Indenture.

(b)                                 Neither the Company nor the Guarantor shall, directly or indirectly, lease all or substantially all of its properties or assets in one or more related transactions, to any other Person.

(c)                                  Notwithstanding the foregoing, this Section 12.01 shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Guarantor and any of its Wholly Owned Subsidiaries.

Section 12.02                      Successor Corporation to Be Substituted.  In case of any such consolidation, merger, combination, sale, conveyance, transfer, assignment  or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon exchange of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture and the Deed Poll to be performed by the Company and the Guarantor, as applicable, such Successor Company (if not the Company or the Guarantor, as applicable) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s or the Guarantor’s properties and assets, shall be substituted for the Company or the Guarantor, as applicable, with the same effect as if it had been named herein as the party of the first part.  Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company or the Guarantor, as applicable, any or all of the Notes issuable hereunder and the related Guarantee which theretofore shall not have been signed by the Company or the Guarantor, as applicable, and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company or the Guarantor, as applicable, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company or the Guarantor, as applicable, to the Trustee for authentication, and any Notes or the related Guarantee, as applicable, that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Notes so issued, and the related Guarantee, as applicable, shall in all respects have the same legal rank and benefit under this Indenture as the Notes and the related Guarantee, as applicable, theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued and the related Guarantee has been executed, as applicable, at the date of the execution hereof.  In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 12 the Person named as the “Company” or the “Guarantor” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 12) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes or the Guarantee, as applicable, and from its obligations under this Indenture, the Notes, the Guarantee or the Deed Poll, as applicable.  In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued or the Guarantee thereafter to be executed as may be appropriate.

ARTICLE 13
Immunity of Incorporators, Stockholders, Officers and Directors

Section 13.01                      Indenture and Notes Solely Corporate Obligations.  No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantor in this Indenture or in any supplemental indenture or in any Note or any Guarantee, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or Subsidiary, as such, past, present or future, of the Company or the Guarantor, of any Affiliate of the Company or the Guarantor, or of any successor Person, either directly or through the Company or the Guarantor (as the case may be) or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE 14
Guarantee

Section 14.01                      Guarantee.  By its execution hereof, the Guarantor acknowledges and agrees that it receives substantial benefits from the Company and that the Guarantor is providing its guarantee (the “Guarantee”) for good and valuable consideration, including, without limitation, such substantial benefits. Accordingly, subject to the provisions of this Article 14, the Guarantor hereby fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and its successors and assigns that: (i) the principal of (including the Redemption Price and Fundamental Change Repurchase Price, as the case may be, pursuant to Article 16 or Article 17, as applicable), premium, if any, interest and Additional Interest, if any, on the Notes and any cash and shares of Common Stock or combination thereof, if any, due upon exchange of the Notes in accordance with Article 15 and the Articles, in each case, shall be duly and punctually paid or delivered in full (as the case may be) when due, whether at the Maturity Date, upon acceleration, upon redemption, upon repurchase in connection with a Fundamental Change or otherwise or upon exchange, and interest on overdue principal, premium, if any, Additional Interest, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; (ii) the Company shall deliver ERPSs in connection with exchanges of the Notes in accordance with the Articles and this Indenture; and (iii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date, by acceleration, call for redemption, upon repurchase in connection with a Fundamental Change or exchange, subject, however, in the case of clauses (i), (ii) and (iii) above, to the limitations set forth in Section 14.03 hereof (collectively, the “Guarantee Obligations”).

Subject to the provisions of this Article 14, the Guarantor hereby agrees that its Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Company (each, a “Benefited Party”) to proceed against the Company or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any secured party’s power before proceeding against the Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Guarantor, the Company, any Benefited Party, any creditor of the Guarantor or the Company or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Guarantor for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefited Party’s election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Guarantor hereby covenants that, except as otherwise provided therein, the Guarantee shall not be discharged except by payment or delivery in full (as the case may be) of all Guarantee Obligations, including the principal, premium, if any, and interest on the Notes, the cash and any shares of Common Stock due upon exchange of the Notes and all other costs provided for under this Indenture or as provided in Article 8.

If any Holder or the Trustee is required by any court or otherwise to return to either the Company or the Guarantor, or any trustee or similar official acting in relation to either the Company or the Guarantor, any amount paid by the Company or the Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such obligations guaranteed hereby. The Guarantor agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 7 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such obligations as provided in Article 7 hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Guarantee.

Section 14.02                      Execution and Delivery of Guarantee.  To evidence the Guarantee set forth in Section 14.01 hereof, the Guarantor agrees that a notation of the Guarantee substantially in the form included in the Form of Note attached hereto as Exhibit A shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Guarantor by an Officer of the Guarantor.

The Guarantor agrees that the Guarantee set forth in this Article 14 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Guarantee.

If an Officer whose facsimile signature is on a Note or a notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

Section 14.03                      Limitation of Guarantor’s Liability; Certain Bankruptcy Events.  (a) The Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee Obligations of the Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and the Guarantor hereby irrevocably agree that the Guarantee Obligations of the Guarantor under this Article 14 shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of the Guarantor, result in the Guarantee Obligations of the Guarantor under the Guarantee not constituting a fraudulent transfer or conveyance.

(b)                                 The Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, the Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the Bankruptcy Code or otherwise.

Section 14.04                      Application of Certain Terms and Provisions to the Guarantor.  (a) For purposes of any provision of this Indenture which provides for the delivery by the Guarantor of an Officers’ Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.01 hereof shall apply to the Guarantor as if references therein to the Company were references to the Guarantor.

(b)                                 Any request, direction, order or demand which by any provision of this Indenture is to be made by the Guarantor shall be sufficient if evidenced as described in Section 18.03 hereof as if references therein to the Company were references to the Guarantor.

(c)                                  Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes to or on the Guarantor may be given or served as described in Section 18.03 hereof as if references therein to the Company were references to the Guarantor.

(d)                                 Upon any demand, request or application by the Guarantor to the Trustee to take any action under this Indenture, the Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 18.05 hereof as if all references therein to the Company were references to the Guarantor.

ARTICLE 15
Exchange of Notes

Section 15.01                      Exchange Privilege.

(a)                                 Subject to and upon compliance with the provisions of this Article 15, each Holder of a Note shall have the right, at such Holder’s option, to exchange all or any portion (if the portion to be exchanged is $1,000 principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of the conditions described in Section 15.01(b), at any time prior to the close of business on the Business Day immediately preceding July 31, 2023 under the circumstances and during the periods set forth in Section 15.01(b), and (ii) regardless of the conditions described in Section 15.01(b), at any time on or after July 31, 2023 and prior to the close of business on the Business Day immediately preceding the Maturity Date, in each case, for one fully paid ERPS (with a paid-up value of $1,000) per $1,000 principal amount of Notes, which ERPS shall immediately be exchanged at an initial exchange rate of 71.3343 shares of Common Stock (subject to adjustment as provided in this Article 15, the “Exchange Rate”) per ERPS (subject to, and in accordance with, the settlement provisions of Section 15.02) (the “Exchange Obligation”).

(b)                                 (i) Prior to the close of business on the Business Day immediately preceding July 31, 2023, a Holder may surrender all or any portion of its Notes for exchange at any time during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with this subsection (b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last

Reported Sale Price of the Common Stock on each such Trading Day and the Exchange Rate on each such Trading Day.  The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(i) and the definition of Trading Price set forth in this Indenture.  The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each.  The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes unless the Company has requested such determination, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes) unless a Holder provides the Company with written notice that includes  reasonable evidence that the Trading Price per $1,000 principal amount of Notes on any Trading Day would be less than 98% of the product of the Last Reported Sale Price of the Common Stock on such Trading Day and the Exchange Rate on such Trading Day, at which time the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine, or if the Company is acting as Bid Solicitation Agent, the Company shall determine, the Trading Price per $1,000 principal amount of Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Exchange Rate. If (x) the Company is not acting as Bid Solicitation Agent, and the Company does not, when the Company is required to, instruct the Bid Solicitation Agent to obtain bids, or the Company gives such instruction to the Bid Solicitation Agent, and the Bid Solicitation Agent fails to make such determination, or (y) the Company is acting as Bid Solicitation Agent and the Company fails to make such determination when obligated as provided in the preceding sentence, then, in either case, the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Exchange Rate on each Trading Day of such failure.  If the Trading Price condition set forth above has been met, the Company shall so notify the Holders, the Trustee and the Exchange Agent (if other than the Trustee).  If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Exchange Rate for such date, the Company shall so notify the Holders of the Notes, the Trustee and the Exchange Agent (if other than the Trustee).

(ii)                                  If, prior to the close of business on the Business Day immediately preceding July 31, 2023, the Guarantor elects to:

(A)                               issue to all or substantially all holders of Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B)                               distribute to all or substantially all holders of the Common Stock the Guarantor’s assets, securities (other than the Common Stock) or rights to purchase securities of the Guarantor, which distribution has a per share value, as reasonably determined by the Guarantor’s Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the date of announcement for such distribution, then, in either case, the Company shall notify all Holders of the Notes, the Trustee and the Exchange Agent (if other than the Trustee) at least 50 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution.  Once the Company has given such notice, a Holder may surrender all or any portion of its Notes for exchange at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Company’s and the Guarantor’s announcement that such issuance or distribution will not take place, in each case, even if the Notes are not otherwise exchangeable at such time.  Holders may not exercise the exchange right set forth in this Section 15.01(b)(ii) if such Holder will participate (as a result of holding the Notes, and at the same time and on the same terms as holders of Common Stock participate) in any of the transactions described in this Section 15.01(b)(ii) as if such Holders held a number of shares of Common Stock equal to the Exchange Rate, multiplied by the principal amount of Notes held by such Holders divided by $1,000 without having to exchange their Notes.

(iii)                               If a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs prior to the close of business on the Business Day immediately preceding July 31, 2023, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Section 16.02, or if the Guarantor is a party to a Share Exchange Event that occurs prior to the close of business on the Business Day immediately preceding July 31, 2023 (each such Fundamental Change, Make-Whole Fundamental Change or Share Exchange Event, a “Corporate Event”), all or any portion of a Holder’s Notes may be surrendered for exchange at any time from or after the date that is 50 Scheduled Trading Days prior to the anticipated effective date of the Corporate Event (or, if later, the earlier of (x) the Business Day after the Company gives notice of such Corporate Event and (y) the actual effective date of such Corporate Event) until 35 Trading Days after the actual effective date of such Corporate Event or, if such Corporate Event also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date.  The Company shall notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) (x) as promptly as practicable following the date the Guarantor publicly announces such Corporate Event but in no event less than 50 Scheduled Trading Days prior to the anticipated effective date of such Corporate Event or (y) if the Company does not have knowledge of such Corporate Event at least 50 Scheduled Trading Days prior to the anticipated effective date of such Corporate Event, within one Business Day of the date upon which the Company receives notice, or otherwise becomes aware, of such Corporate Event, but in no event later than the actual effective date of such Corporate Event.

(iv)                              Prior to the close of business on the Business Day immediately preceding July 31, 2023, a Holder may surrender all or any portion of its Notes for exchange at any time during any calendar quarter commencing after the calendar quarter ending on March 31, 2017 (and only during such calendar quarter), if the Last Reported Sale Price of the

Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Exchange Price on each of such 20 Trading Days.  The Company shall determine at the beginning of each calendar quarter commencing after March 31, 2017 whether the Notes may be surrendered for exchange in accordance with this clause (iv) and if so, shall notify the Holders, the Trustee and the Exchange Agent (if other than the Trustee) if the Notes become exchangeable in accordance with this clause (iv).

(v)                                 If the Company calls the Notes for redemption pursuant to Article 17 then a Holder may surrender all or any portion of its Notes for exchange at any time prior to the close of business on the Business Day immediately preceding the  Redemption Date, even if the Notes are not otherwise exchangeable at such time.  After that time, the right to exchange such Notes on account of the Company’s delivery of a Redemption Notice shall expire, unless the Company defaults in the payment of the Redemption Price, in which case a Holder of Notes may exchange all or any portion of its Notes until the Business Day immediately preceding the date on which the Redemption Price has been paid or duly provided for.

Section 15.02                      Exchange Procedure; Settlement Upon Exchange.

(a)                                 Subject to this Section 15.02, Section 15.03(b) and Section 15.07(a), upon exchange of any Note, the Company shall deliver, in respect of each $1,000 principal amount of Notes being exchanged, one fully paid ERPS, with each such ERPS being allotted at a price equal to a paid-up value of $1,000.  Pursuant to the terms set forth in the Articles and the Deed Poll, upon issuance, the Company shall procure that each ERPS shall, on and as of the relevant Exchange Date, be immediately transferred from the exchanging Holder to the Guarantor, without any further action on the part of, and without any cost or expense to, the exchanging Holder or the Trustee.  In exchange for each ERPS, the Guarantor shall pay or deliver, as the case may be, to the exchanging Holder (or in the case of delivery of Common Stock to such Holder’s nominee or nominees as named in a Notice of Exchange (as defined below)), in respect of each $1,000 paid-up value of ERPSs being exchanged, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 15.02 (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering  any fractional share of Common Stock in accordance with Section 15.02(j) (“Combination Settlement”), at its election, as set forth in this Section 15.02. All reference in this Indenture to the exchange of Notes will be deemed to include both the conversion of the Notes into the applicable number of ERPSs and the immediate transfer of such ERPSs to the Guarantor on the relevant Exchange Date in exchange for cash, Common Stock or a combination thereof.  The procedures governing the transfer and exchange of each issued and allotted ERPS shall be governed by the Articles and the Deed Poll.

(i)                                     All exchanges for which the relevant Exchange Date occurs on or after July 31, 2023, and all exchanges for which the relevant Exchange Date occurs after the Company’s issuance of a Redemption Notice with respect to the Notes and prior to the related Redemption Date, shall be settled using the same Settlement Method.

(ii)                                  Except for any exchanges for which the relevant Exchange Date occurs after the Company’s issuance of a Redemption Notice with respect to the Notes but prior to the related Redemption Date, and any exchanges for which the relevant Exchange Date occurs on or after July 31, 2023, the Guarantor shall use the same Settlement Method for all exchanges of Notes with the same Exchange Date, but the Guarantor shall not have any obligation to use the same Settlement Method with respect to exchanges with different Exchange Dates. For the avoidance of doubt, the Guarantor may choose for Notes exchanged on one Exchange Date to settle exchanges in Physical Settlement, and choose for Notes exchanged on another Exchange Date Cash Settlement or Combination Settlement.

(iii)                               If, in respect of any Exchange Date (or the period described in the third immediately succeeding set of parentheses, as the case may be), the Guarantor elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Exchange Date (or such period, as the case may be), the Guarantor, through the Trustee, shall deliver such Settlement Notice to exchanging Holders no later than the close of business on the Trading Day immediately following the relevant Exchange Date (or, in the case of any exchanges for which the relevant Exchange Date occurs (x) after the date of issuance of a Redemption Notice with respect to the Notes and prior to the related Redemption Date, in such Redemption Notice or (y) on or after July 31, 2023, no later than July 30, 2023).  If the Guarantor does not elect a Settlement Method prior to the deadline set forth in the first sentence of this clause (iii), the Guarantor shall no longer have the right to elect Cash Settlement or Physical Settlement and the Guarantor shall be deemed to have elected Combination Settlement in respect of its Exchange Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000.  Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Notes.  If the Guarantor delivers a Settlement Notice electing Combination Settlement in respect of its Exchange Obligation but does not indicate prior to the deadline set forth in the first sentence of this clause (iii) a Specified Dollar Amount per $1,000 principal amount of Notes in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000.

(iv)                              The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any exchange of Notes (the “Settlement Amount”) shall be computed as follows:

(A)                               if the Guarantor elects to satisfy its Exchange Obligation in respect of such exchange by Physical Settlement, the Guarantor shall deliver to the exchanging Holder in respect of each $1,000 principal amount of Notes being exchanged a number of shares of Common Stock equal to the Exchange Rate in effect on the Exchange Date;

(B)                               if the Guarantor elects to satisfy its Exchange Obligation in respect of such exchange by Cash Settlement, the Guarantor shall pay to the exchanging Holder in respect of each $1,000 principal amount of Notes being exchanged cash in an amount equal to the sum of the Daily Exchange Values for each of the 40 consecutive Trading Days during the related Observation Period; and

(C)                               if the Guarantor elects (or is deemed to have elected) to satisfy its Exchange Obligation in respect of such exchange by Combination Settlement, the Guarantor shall pay or deliver, as the case may be, in respect of each $1,000 principal amount of Notes being exchanged, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive Trading Days during the related Observation Period.

(v)                                 The Daily Settlement Amounts (if applicable) and the Daily Exchange Values (if applicable) shall be determined by the Guarantor promptly following the last day of the Observation Period.  Promptly after such determination of the Daily Settlement Amounts or the Daily Exchange Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional share of Common Stock, the Guarantor shall notify the Trustee and the Exchange Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Exchange Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of Common Stock.  The Trustee and the Exchange Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b)                                 Subject to Section 15.02(e), before any Holder of a Note shall be entitled to exchange a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 15.02(h) and (ii)  in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Exchange Agent as set forth in the Form of Notice of Exchange (or a facsimile thereof) (a “Notice of Exchange”) at the office of the Exchange Agent and state in writing therein the principal amount of Notes to be exchanged and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Exchange Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Exchange Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 15.02(h).  The Trustee (and if different, the Exchange Agent) shall notify the Company of any Exchange pursuant to this Article 15 on the Exchange Date for such exchange.  No Notice of Exchange with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 16.03.

If more than one Note shall be surrendered for exchange at one time by the same Holder, the Exchange Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)                                  A Note shall be deemed to have been exchanged at the close of business on the date (the “Exchange Date”) that the Holder has complied with the requirements set forth in subsection (b) above.  Except as set forth in Section 15.03(b) and Section 15.07(a), the Guarantor shall pay or deliver, as the case may be, the consideration due in respect of the Exchange Obligation on the third Business Day immediately following the relevant Exchange Date, if the Guarantor elects Physical Settlement, or on the third Business Day immediately following the last Trading Day of the Observation Period, in the case of any other Settlement Method. If any shares of Common Stock are due to an exchanging Holder, the Guarantor shall issue or cause to be issued, and deliver (if applicable) to the Exchange Agent or to such Holder, or such Holder’s nominee or nominees, the full number of shares of Common Stock to which such Holder shall be entitled, in certificate form or in book-entry format, in satisfaction of the Guarantor’s Exchange Obligation.

(d)                                 In case any Note shall be surrendered for partial exchange, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unexchanged portion of the surrendered Note, without payment of any service charge by the exchanging Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp, stamp duty, stamp duty reserve tax or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange being different from the name of the Holder of the old Notes surrendered for such exchange.

(e)                                  If a Holder submits a Note for exchange, the Company shall pay any documentary, stamp, stamp duty, stamp duty reserve tax or similar issue or transfer tax due on the issue of any ERPS upon exchange, and the Guarantor shall pay any documentary, stamp, stamp duty, stamp duty reserve tax or similar issue or transfer tax due upon the exchange of such ERPS and the issuance of shares of Common Stock upon exchange of such ERPS, unless, in each case, the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name or the name of a Person on behalf of that Holder, in which case the Holder shall pay that tax.  The Exchange Agent may refuse to deliver or refuse to instruct the Transfer Agent to deliver the shares of Common Stock being issued in a name other than the Holder’s name, or the name of a Person holding on behalf of that Holder, until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f)                                   Except as provided in Section 15.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the exchange of any Note as provided in this Article 14.

(g)                                  Upon the exchange of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby.  The Company shall notify the Trustee in writing of any exchange of Notes effected through any Exchange Agent other than the Trustee.

(h)                                 Upon exchange, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below.  The Guarantor’s settlement of the full

Exchange Obligation shall be deemed to satisfy in full the Company’s obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Exchange Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Exchange Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.  Upon an exchange of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest, if any, will be deemed to be paid first out of the cash paid upon such exchange.  Notwithstanding the foregoing, if Notes are exchanged after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the exchange.  Notes surrendered for exchange during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so exchanged; provided that no such payment shall be required (1) for exchanges following the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date and the relevant Exchange Date occurs after such Regular Record Date and on or prior to such Business Day; (3) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date and the relevant Exchange Date occurs after such Regular Record Date and on or prior to such Business Day; or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of exchange with respect to such Note.  Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date shall receive the full interest payment due on the Maturity Date in cash regardless of whether their Notes have been exchanged following such Regular Record Date.

(i)                                     The Person in whose name any shares of Common Stock shall be issuable upon exchange shall be treated as a stockholder of record of such shares for purposes of any dividends or distribution payable on the shares of Common Stock as of the close of business on the relevant Exchange Date (if the Guarantor elects to satisfy the related Exchange Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Guarantor elects to satisfy the related Exchange Obligation by Combination Settlement), as the case may be.  Upon an exchange of Notes, such Person shall no longer be a Holder of such Notes surrendered for exchange.

(j)                                    The Guarantor shall not issue any fractional share of Common Stock upon exchange of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon exchange based on the Daily VWAP for the relevant Exchange Date (in the case of Physical Settlement) or based on the Daily VWAP for the last Trading Day of the relevant Observation Period (in the case of Combination Settlement).

(k)                                 Notwithstanding anything herein to the contrary, a Holder’s exchange right is not exercisable in respect of any specific ERPS or share of Common Stock and no specific ERPS or share of Common Stock has been or will be set aside to secure or satisfy the obligations of the Company or the Guarantor in respect of the delivery of ERPSs or shares of Common Stock.

Section 15.03                      Increased Exchange Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes.(a)  If the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to exchange its Notes in connection with such Make-Whole Fundamental Change, the Guarantor shall, under the circumstances described in this Section 15.03, increase the Exchange Rate for the Notes so surrendered for exchange by a number of additional shares of Common Stock (the “Additional Shares”), as described in this Section 15.03.  An exchange of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Exchange is received by the Exchange Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”).

(b)                                 Upon surrender of Notes for exchange in connection with a Make-Whole Fundamental Change pursuant to Section 15.01(b)(iii), the Guarantor shall, at its option, satisfy the related Exchange Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 15.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any exchange of Notes following the Effective Date of such Make-Whole Fundamental Change, the Exchange Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of exchanged Notes equal to the Exchange Rate (including any adjustment for Additional Shares), multiplied by such Stock Price.  In such event, the Exchange Obligation shall be determined and paid to Holders in cash on the third Business Day following the Exchange Date.  The Company and the Guarantor shall notify the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

(c)                                  The number of Additional Shares, if any, by which the Exchange Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change (the “Stock Price”).  If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share.  Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.  The Board of Directors of the Guarantor shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date, Effective Date (as such term is used in Section 15.04) or expiration date of the event occurs during such five consecutive Trading Day period.

(d)                                 The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Exchange Rate of the Notes is otherwise adjusted.  The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Exchange Rate as so adjusted.  The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Exchange Rate as set forth in Section 15.04.

(e)                                  The following table sets forth the number of Additional Shares of Common Stock by which the Exchange Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 15.03 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$10.58	$11.00	$12.00	$13.00	$14.02	$15.00	$17.50	$20.00	$25.00	$30.00	$50.00	$100.00
December 12, 2016	23.1837	21.8073	18.9850	16.6754	14.7240	13.1493	10.0937	7.9625	5.2480	3.6393	1.0228	0.0000
January 31, 2018	23.1837	21.5145	18.5742	16.1862	14.1840	12.5813	9.5086	7.4030	4.7788	3.2623	0.8784	0.0000
January 31, 2019	23.1837	21.2727	18.1717	15.6754	13.6034	11.9600	8.8583	6.7800	4.2620	2.8543	0.7296	0.0000
January 31, 2020	23.1837	21.0500	17.7267	15.0831	12.9151	11.2167	8.0771	6.0375	3.6632	2.3953	0.5792	0.0000
January 31, 2021	23.1837	20.7691	17.1383	14.2931	11.9964	10.2293	7.0600	5.0945	2.9404	1.8667	0.4288	0.0000
January 31, 2022	23.1837	20.3045	16.2250	13.0915	10.6255	8.7793	5.6331	3.8325	2.0532	1.2617	0.2804	0.0000
January 31, 2023	23.1837	19.5409	14.6658	11.0377	8.3153	6.3960	3.4851	2.1085	1.0188	0.6207	0.1416	0.0000
January 31, 2024	23.1837	19.1527	11.9075	5.5885	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i)                                     if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii)                                  if the Stock Price is greater than $100.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Exchange Rate; and

(iii)                               if the Stock Price is less than $10.58 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Exchange Rate.

Notwithstanding the foregoing, in no event shall the Exchange Rate per $1,000 principal amount of Notes exceed 94.5180 shares of Common Stock, subject to adjustment in the same manner as the Exchange Rate pursuant to Section 15.04.

(f)                                   Nothing in this Section 15.03 shall prevent an adjustment to the Exchange Rate pursuant to Section 15.04 in respect of a Make-Whole Fundamental Change.

(g)                                  For the avoidance of doubt, if a Holder exchanges its Notes prior to the Effective Date of a Make-Whole Fundamental Change, then, whether or not such Make-Whole Fundamental Change occurs, the Holder shall not be entitled to an increased Exchange Rate in connection with such Make-Whole Fundamental Change.

Section 15.04                      Adjustment of Exchange Rate.  The Exchange Rate shall be adjusted from time to time by the Guarantor if any of the following events occurs, except that the Guarantor shall not make any adjustments to the Exchange Rate if Holders of the Notes have the right to participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 15.04, without having to exchange their Notes, as if they held a number of shares of Common Stock equal to the Exchange Rate in effect immediately prior to the effective time for such adjustment, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a)                                 If the Guarantor exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Guarantor effects a share split or share combination, the Exchange Rate shall be adjusted based on the following formula:

where,

ER0                          =                                         the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

ER’                           =                                         the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date, as applicable;

OS0                           =                                         the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date, as applicable; and

OS’                            =                                         the number of shares of Common Stock that would be outstanding immediately prior to the open of business on such Ex-Dividend Date or the Effective Date after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 15.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable.  If any dividend or distribution of the type described in this Section 15.04(a) is declared but not so paid or made, the Exchange Rate shall be immediately readjusted, effective as of the date the Guarantor’s Board of Directors determines not to pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(b)                                 If the Guarantor issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than in connection with a shareholder rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Exchange Rate shall be increased based on the following formula:

where,

ER0                          =                                         the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

ER’                           =                                         the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0                           =                                         the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X                                       =                                         the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y                                       =                                         the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 15.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance.  To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Exchange Rate shall be decreased to be the Exchange Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights, options or warrants are not so issued, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 15.04(b) and for the purpose of Section 15.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Guarantor for such rights, options or warrants and any amount payable on exercise or exchange thereof, the value of such consideration, if other than cash, to be determined by the Guarantor’s Board of Directors.

(c)                                  If the Guarantor distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Guarantor or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 15.04(a) or Section 15.04(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 15.04(d), and (iii) Spin-Offs as to which the provisions set forth below in this Section 15.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Exchange Rate shall be increased based on the following formula:

where,

ER0                          =                                         the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

ER’                           =                                         the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0                             =                                         the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV                    =                                         the fair market value (as determined by the Guarantor’s Board of Directors) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 15.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution.  If such distribution is not so paid or made, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect if such distribution had not been declared.  Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Exchange Rate in effect on the Ex-Dividend Date for the distribution.

With respect to an adjustment pursuant to this Section 15.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Guarantor, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Exchange Rate shall be increased based on the following formula:

where,

ER0                          =                                         the Exchange Rate in effect immediately prior to the end of the Valuation Period;

ER’                           =                                         the Exchange Rate in effect immediately after the end of the Valuation Period;

FMV0               =                                         the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0                        =                                         the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase to the Exchange Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that (x) in respect of any exchange of Notes for which Physical Settlement is applicable, if the relevant Exchange Date occurs during the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including,  the Ex-Dividend Date of such Spin-Off to, and including,  the Exchange Date in determining the Exchange Rate and (y) in respect of any exchange of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such exchange and within the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and such Trading Day in determining the Exchange Rate as of such Trading Day.  If the Ex-Dividend Date of the Spin-Off is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of an exchange of Notes, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that exchange of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Observation Period.

For purposes of this Section 15.04(c) (and subject in all respect to Section 15.11), rights, options or warrants distributed by the Guarantor to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Guarantor’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 15.04(c) (and no adjustment to the Exchange Rate under this Section 15.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 15.04(c).  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Section 15.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Exchange Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Exchange Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 15.04(a), Section 15.04(b) and this Section 15.04(c), if any dividend or distribution to which this Section 15.04(c) is applicable also includes one or both of:

(A)                               a dividend or distribution of shares of Common Stock to which Section 15.04(a) is applicable (the “Clause A Distribution”); or

(B)                               a dividend or distribution of rights, options or warrants to which Section 15.04(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 15.04(c) is applicable (the “Clause C Distribution”) and any Exchange Rate adjustment required by this Section 15.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Exchange Rate adjustment required by Section 15.04(a) and Section 15.04(b) with respect thereto shall then be made, except that, if determined by the Guarantor (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B

Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 15.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 15.04(b).

(d)                                 If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, other than a regular, quarterly cash dividend that does not exceed $0.01 per share (the “Initial Dividend Threshold”), the Exchange Rate shall be adjusted based on the following formula:

where,

ER0                          =                                         the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

ER’                           =                                         the Exchange Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0                             =                                         the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

T                                        =                                         the Initial Dividend Threshold; provided that if the dividend or distribution is not a regular quarterly cash dividend, the Initial Dividend Threshold shall be deemed to be zero; and

C                                       =                                         the amount in cash per share the Guarantor distributes to all or substantially all holders of the Common Stock.

The Initial Dividend Threshold shall be subject to adjustment in a manner inversely proportional to adjustments to the Exchange Rate; provided that no adjustment shall be made to the Initial Dividend Threshold for any adjustment to the Exchange Rate pursuant to this Section 15.04(d).

Any increase pursuant to this Section 15.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution.  If such dividend or distribution is not so paid, the Exchange Rate shall be decreased, effective as of the date the Guarantor’s  Board of Directors determines not to make or pay such dividend or distribution, to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.  Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Exchange Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e)                                  If the Guarantor or any of its Subsidiaries make a payment in respect of a tender offer (which for the avoidance of doubt shall not include any open market buybacks or purchases that are not tender offers) or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Daily VWAP of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Exchange Rate shall be increased based on the following formula:

where,

ER0                          =                                         the Exchange Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

ER’                           =                                         the Exchange Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC                              =                                         the aggregate value of all cash and any other consideration (as determined by the Guarantor’s  Board of Directors) paid or payable for shares of Common Stock purchased or exchanged  in such tender or exchange offer;

OS0                           =                                         the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS’                            =                                         the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP’                              =                                         the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Exchange Rate under this Section 15.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any exchange of Notes for which Physical Settlement is applicable, if the relevant Exchange Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and the Exchange Date in determining the Exchange Rate and (y) in respect of any exchange of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such exchange and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and such Trading Day in determining the Exchange Rate as of such Trading Day. In addition, if the Trading Day next succeeding the date such tender or exchange offer expires is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of an exchange of Notes, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that exchange of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date such tender or exchange offer expires to, and including, the last Trading Day of such Observation Period.  For the avoidance of doubt, for purposes of this subsection (e), the term “tender offer” is used as such term is used in the Exchange Act and the term “exchange offer” means an exchange offer that constitutes a tender offer.

(f)                                   Notwithstanding this Section 15.04 or any other provision of this Indenture or the Notes, if an Exchange Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has exchanged its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Exchange Date as described under Section 15.02(i) based on an adjusted Exchange Rate for such Ex-Dividend Date, then, notwithstanding the Exchange Rate adjustment provisions in this Section 15.04, the Exchange Rate adjustment relating to such Ex-Dividend Date shall not be made for such exchanging Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)                                  Except as stated herein, the Guarantor shall not adjust the Exchange Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

(h)                                 In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 15.04, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Guarantor’s securities are then listed, the Guarantor from time to time may increase the Exchange Rate by any amount for a period of at least 20 Business Days if the Guarantor’s Board of Directors determines that such increase would be in the Guarantor’s best interest.  In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Guarantor’s securities are then listed, the Guarantor may (but is not required to) increase the Exchange Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event.  Whenever the Exchange Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to the Holder of each Note a notice of the increase at least

15 days prior to the date the increased Exchange Rate takes effect, and such notice shall state the increased Exchange Rate and the period during which it will be in effect.

(i)                                     Notwithstanding anything to the contrary in this Article 15, the Exchange Rate shall not be adjusted:

(i)                                     unless the adjustment would result in a change in the Exchange Rate of at least 1%; provided, however, that any adjustment which by reason of the foregoing is not required to be made shall be carried forward and taken into account in any future adjustment and such carried forward adjustment shall be made, regardless of whether the aggregate adjustment is less than 1%, (i) in the case of any Note which Physical Settlement applies, on the Exchange Date for such Notes and (ii) in the case of any Note which Cash Settlement or Combination Settlement applies, on each Trading Day of each applicable Observation Period;

(ii)                                  upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Guarantor’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(iii)                               upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit, compensation or stock purchase  plan or program of or assumed by the Guarantor or any of the Guarantor’s Subsidiaries;

(iv)                              upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (iii) of this subsection and outstanding as of the Issue Date;

(v)                                 upon the repurchase of any shares of Common Stock pursuant to an open-market share repurchase program or other buyback transaction that is not a tender offer or exchange offer of the nature described in Section 15.04(e);

(vi)                              solely for a change in the nominal value of the Common Stock; or

(vii)                           for accrued and unpaid interest, if any.

(j)                                    All calculations and other determinations under this Article 15 shall be made by the Guarantor and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(k)                                 Whenever the Exchange Rate is adjusted as herein provided, the Guarantor shall promptly deliver to the Trustee (and the Exchange Agent if not the Trustee) an Officers’ Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Exchange Rate and may assume without inquiry that the last Exchange Rate of which it has knowledge is still in effect.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l)                                     For purposes of this Section 15.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Guarantor so long as the Guarantor does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Guarantor, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 15.05                      Adjustments of Prices.  Whenever any provision of this Indenture requires the Guarantor to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Exchange Values or the Daily Settlement Amounts over a span of multiple days (including, without limitation,  an Observation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Guarantor’s Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date, Effective Date or expiration date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Exchange Values or the Daily Settlement Amounts are to be calculated.

Section 15.06                      Reserved

Section 15.07                      Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a)                                 In the case of:

(i)                                     any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a change in par value, or a subdivision or combination),

(ii)                                  any consolidation, merger or combination involving the Guarantor,

(iii)                               any sale, lease or other transfer to a third party of the consolidated assets of the Guarantor and the Guarantor’s Subsidiaries substantially as an entirety or

(iv)                              any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event”), then, at and after the effective time of such Share Exchange Event, the right to exchange each $1,000 principal amount of Notes shall be changed into a right to exchange such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Exchange Rate immediately prior to such Share Exchange Event  would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Share Exchange Event  and, prior to or at the effective time of such Share Exchange Event, the Company or the successor or purchasing Person, as the case may be, and the Guarantor shall execute with the Trustee a supplemental indenture permitted under Section 11.01(j) providing for such change in the right to exchange each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Share Exchange Event  (A) the Guarantor shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon exchange of Notes in accordance with Section 15.02 and (B) (I) any amount payable in cash upon exchange of the Notes in accordance with Section 15.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Guarantor would have been required to deliver upon exchange of the Notes in accordance with Section 15.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Share Exchange Event  and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property that a holder of one share of Common Stock would have received in such Share Exchange Event.

If the Share Exchange Event  causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then (i) the Reference Property into which the Notes will be exchangeable  or used to calculate the Daily VWAP, as the case may be, shall be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (y) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock.  If the holders of the Common Stock receive only cash in such Share Exchange Event, then for all exchanges for which the relevant Exchange Date occurs after the effective date of such Share Exchange Event  (A) the consideration due upon exchange of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Exchange Rate in effect on the effective date of such Share Exchange Event (as may be increased by any Additional Shares pursuant to Section 15.03), multiplied by the price paid per share of Common Stock in such Share Exchange Event  and (B) the Guarantor shall satisfy the Exchange Obligation by paying cash to exchanging Holders on the third Business Day immediately following the relevant Exchange Date. The Guarantor shall notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

To the extent that the Notes become exchangeable into the right to receive cash pursuant to this Section 15.07, interest will not accrue on such cash.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 15.  If, in the case of any Share Exchange Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the Guarantor or the successor or purchasing Person, as the case may be, in such Share Exchange Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Guarantor’s Board of Directors shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article 16.

(b)                                 When the Company and the Guarantor executes a supplemental indenture pursuant to subsection (a) of this Section 15.07, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver notice thereof to all Holders.  The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)                                  Neither the Company nor the Guarantor shall become a party to any Share Exchange Event  unless its terms are consistent with this Section 15.07.  None of the foregoing provisions shall affect the right of a holder of Notes to exchange its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 15.01 and Section 15.02 prior to the effective date of such Share Exchange Event.

(d)                                 The above provisions of this Section 15.07 shall similarly apply to successive Share Exchange Events.

(e)                                  In connection with any Share Exchange Event, the Initial Dividend Threshold shall be subject to adjustment as described in clause (i), clause (ii) or clause (iii) below, as the case may be.

(i)                                     In the case of a Share Exchange Event  in which the Reference Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ appraisal rights) is composed entirely of shares of Common Equity (the “Merger Common Stock”), the Initial Dividend Threshold at and after the effective time of such Share Exchange Event  will be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such Share Exchange Event, divided by (y) the number of shares of Merger Common Stock that a holder of one share of Common Stock would receive in such Share Exchange Event  (such quotient rounded up to the nearest cent).

(ii)                                  In the case of a Share Exchange Event  in which the Reference Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ appraisal rights) is composed in part of shares of Merger Common Stock, the Initial Dividend Threshold at and after the effective time of such Share Exchange Event  will be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such Share Exchange Event, multiplied by (y) the Merger Valuation Percentage for such Share Exchange Event  (such product rounded up to the nearest cent).

(iii)                               For the avoidance of doubt, in the case of a Share Exchange Event  in which the Reference Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ appraisal rights) is composed entirely of consideration other than shares of Common Equity, the Initial Dividend Threshold at and after the effective time of such Share Exchange Event  will be equal to zero.

Section 15.08                      Certain Covenants.

(a)                                 The Guarantor covenants that all shares of Common Stock issued upon exchange of Notes will be fully paid and non-assessable by the Guarantor and free from all taxes, liens and charges with respect to the issue thereof.

(b)                                 The Guarantor covenants that, if any shares of Common Stock to be provided for the purpose of exchange of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued upon exchange, the Guarantor will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)                                  The Guarantor further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Guarantor will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon exchange of the Notes.

Section 15.09                      Responsibility of Trustee.  The Trustee and any other Exchange Agent shall not at any time be under any duty or responsibility to any Holder to determine the Exchange Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the exchange of any Note; and the Trustee and any other Exchange Agent make no representations with respect thereto.  Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Company or Guarantor to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of Exchange or to comply with any of the duties, responsibilities or covenants of the Company or Guarantor contained in this Article 15.  Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 15.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the exchange of their Notes after any event referred to in such Section 15.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.  Neither the Trustee nor the Exchange Agent shall be responsible for determining whether any event contemplated by Section 15.01(b) has occurred that makes the Notes eligible for exchange or no longer eligible therefor until the Company has delivered to the Trustee and the Exchange Agent the notices referred to in Section 15.01(b) with respect to the commencement or termination of such exchange rights, on which notices the Trustee and the Exchange Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Exchange Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 15.01(b).

Section 15.10                      Notice to Holders Prior to Certain Actions.  In case of any:

(a)                                 action by the Guarantor or one of its Subsidiaries that would require an adjustment in the Exchange Rate pursuant to Section 15.04 or Section 15.11;

(b)                                 Share Exchange Event; or

(c)                                  voluntary or involuntary dissolution, liquidation or winding-up of the Guarantor or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company or the Guarantor shall cause to be filed with the Trustee and the Exchange Agent (if other than the Trustee) and to be delivered to each Holder, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Guarantor or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Guarantor or one of its Subsidiaries, or (ii) the date on which such Share Exchange Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Share Exchange Event, dissolution, liquidation or winding-up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Guarantor or one of its Subsidiaries, Share Exchange Event, dissolution, liquidation or winding-up.

Section 15.11                      Stockholder Rights Plans.  If the Guarantor has a stockholder rights plan in effect upon exchange of the Notes, each share of Common Stock, if any, issued upon such exchange shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such exchange shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any exchange of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Exchange Rate shall be adjusted at the time of separation as if the Guarantor distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 15.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights. For the avoidance of doubt, no adjustment shall be made to the Exchange Rate in connection with a dividend or distribution in respect of a stockholder rights plan except as set forth in this Section 15.11.

Section 15.12                      Limit of Issuance of Shares of Common Stock Upon Exchange.  Notwithstanding anything to the contrary in this Indenture, unless and until the Guarantor obtains, in accordance with the listing standards of The New York Stock Exchange, the shareholder approval to issue upon exchange of the Notes more than 19.9995% of the number of shares of

Common Stock outstanding as of December 6, 2016, the number of shares of Common Stock, if any, deliverable upon exchange of the Notes shall not exceed the Exchange Share Cap.

In addition, under UK law, the Guarantor must have an existing or obtain new shareholder authority to allot shares of Common Stock. The number of shares of Common Stock, if any, deliverable upon exchange of the Notes may not exceed the number of shares of Common Stock authorized by the Guarantor’s shareholders to be issued and allotted by the Guarantor’s Board of Directors, and not previously used by the Guarantor’s Board of Directors, at the time of the exchange (the “Allotment Share Cap”).

If the number of shares of Common Stock deliverable to settle an exchange of Notes would exceed the Exchange Share Cap or the Allotment Share Cap, the Guarantor shall pay cash in lieu of delivering any shares of Common Stock in excess of the Exchange Share Cap or the Allotment Share Cap, as applicable, equal to the number of such excess shares multiplied by the average of the Daily VWAP on each Trading Day of the Observation Period that applies to such exchange (or, if the Guarantor has selected Physical Settlement, the Observation Period that would have applied had the Guarantor selected Combination Settlement).

ARTICLE 16
Repurchase of Notes Upon a Fundamental Change

Section 16.01                      Intentionally Omitted.

Section 16.02                      Repurchase at Option of Holders Upon a Fundamental Change.

(a)  If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 calendar days nor more than 35 calendar days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 16.

(b)                                 Repurchases of Notes under this Section 16.02 shall be made, at the option of the Holder thereof, upon:

(i)                                     delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)                                  delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i)                                     in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii)                                  the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii)                               that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 16.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 16.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c)                                  On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the resulting repurchase right at the option of the Holders arising as a result thereof.  In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary.  Simultaneously with providing such notice, the Company or the Guarantor shall publish a notice containing the information set forth in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Guarantor’s website or through such other public medium as the Guarantor may use at that time.  Each Fundamental Change Company Notice shall specify:

(i)                                     the events causing the Fundamental Change;

(ii)                                  the date of the Fundamental Change;

(iii)                               the last date on which a Holder may exercise the repurchase right pursuant to this Article 16;

(iv)                              the Fundamental Change Repurchase Price;

(v)                                 the Fundamental Change Repurchase Date;

(vi)                              the name and address of the Paying Agent and the Exchange Agent, if applicable;

(vii)                           if applicable, the Exchange Rate and any adjustments to the Exchange Rate;

(viii)                        that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix)                              the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 16.02.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

(d)                                 Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 16.03                      Withdrawal of Fundamental Change Repurchase Notice.  A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 16.03 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(a)                                 the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(b)                                 if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(c)                                  the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of the Depositary.

Section 16.04                      Deposit of Fundamental Change Repurchase Price.

(a)                                 The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price.  Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 16.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 16.02 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.  The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b)                                 If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price and, if applicable, accrued and unpaid interest).

(c)                                  Upon surrender of a Note that is to be repurchased in part pursuant to Section 16.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 16.05                      Covenant to Comply with Applicable Laws Upon Repurchase of Notes.  (a) In connection with any repurchase offer pursuant to a Fundamental Change Repurchase Notice, the Company and the Guarantor will, if required:

(i)                                     comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable; and

(ii)                                  file a Schedule TO or any other required schedule under the Exchange Act.

in each case, so as to permit the rights and obligations under this Article 16 to be exercised in the time and in the manner specified in this Article 16.

(b)                                 Notwithstanding anything to the contrary in this Indenture, to the extent that, as a result of any change in any federal or state securities laws or other applicable laws or regulations, compliance with this Article 16 would result in a violation of any such federal or state securities law or other applicable laws or regulations, the Company will comply with its obligations to offer to repurchase the Notes upon a Fundamental Change in a manner that also complies with the applicable securities laws and regulations and will not be deemed to have breached its obligations as set forth in this Article 16 by virtue of such conflict.

ARTICLE 17
Redemption For a Change in Tax Law

Section 17.01                      Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdictions. (a)  The Company may redeem the Notes, in whole but not in part, at the Company’s option upon giving not less than 45 nor more than 60 Scheduled Trading Days’ prior written notice to the Trustee and the Holders of the Notes at a Redemption Price equal to 100% of the aggregate principal amount to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the Company will pay the full amount of accrued and unpaid interest, if any, to the Holder of record as of the close of business on such Regular Record Date, and the Redemption Price will be equal to 100% of the principal amount of the Notes to be redeemed) if on the next date on which any amount would be payable in respect of the Notes, the Company or the Guarantor would be required to pay any Additional Amounts, and the Company cannot avoid any such payment obligation by taking reasonable measures available to the Company as a result of:

(i)                                     Any amendment to, or change in, the laws, Tax treaties, or any regulation or rulings promulgated thereunder of a relevant Tax Jurisdiction which is announced and becomes effective after December 6, 2016 (or, if the applicable Tax Jurisdiction becomes a Tax Jurisdiction on a date after December 6, 2016 such later date); or

(ii)                                  Any amendment to, or change in, an official interpretation or application regarding such laws, Tax treaties, regulations or rulings, including by virtue of a holding, judgment or order by a court of competent jurisdiction that is announced and becomes effective after December 6, 2016 (or, if the applicable Tax Jurisdiction becomes a Tax

Jurisdiction on a date after December 6, 2016 or such later date) (any such amendment or change described in clauses (i) or (ii), a “Change in Tax Law”).

(b)                                 The Company will not give any such notice of redemption (the “Redemption Notice”) earlier than 90 days prior to the earliest date on which the Company would be obligated to pay Additional Amounts or more than 365 days after the applicable Change in Tax Law takes effect, and, at the time such Redemption Notice is given, the obligation to pay Additional Amounts must remain in effect.

(c)                                  In addition, the Company may not specify a Redemption Date that falls on or after the 42nd Scheduled Trading Day immediately preceding the Maturity Date. The Redemption Date must be a Business Day.

(d)                                 The election of the Company to redeem any Notes shall be evidenced by a Board Resolution from the Company’s Board of Directors.

Section 17.02                      Redemption Notice.

(a)                                 The Redemption Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Redemption Notice in the manner herein provided or any defect in the Redemption Notice to the Holder of any Note designated for redemption shall not affect the validity of the proceedings for the redemption of any other Note.

(b)                                 Each Redemption Notice shall specify:

(i)                                     the date fixed for redemption (the “Redemption Date”);

(ii)                                  the Redemption Price;

(iii)                               the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(iv)                              that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that the interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(v)                                 that Holders may surrender all or any portion of their Notes for exchange at any time from the date of the Redemption Notice to the close of business on the Business Day immediately preceding the Redemption Date or, if the Company fails to pay the Redemption Price, such later date on which the Company pays the Redemption Price;

(vi)                              the procedures an exchanging Holder must follow to exchange its Notes and, if the Guarantor chooses to elect a Settlement Method for any such exchange, the relevant Settlement Method;

(vii)                           that Holders have the right to elect not to have their Notes redeemed by delivering to the Trustee written notice to that effect not later than the 15th calendar day prior to the Redemption Date;

(viii)                        that Holders who wish to elect not to have their Notes redeemed must satisfy the requirements set forth in this Indenture;

(ix)                              that, on and after the Redemption Date, Holders who elect not to have their Notes redeemed will not receive any Additional Amounts on any payments with respect to such Notes (whether upon exchange, repurchase, maturity or otherwise, and whether in cash, shares of Common Stock, a combination of cash and shares of Common Stock or otherwise), and all subsequent payments with respect to the Notes will be subject to any Tax required to be withheld or deducted under the laws of the relevant Tax Jurisdiction, provided that a Holder complying with the requirements for exchange described under Section 15.02 before the close of business on the Business Day immediately preceding the Redemption Date will be deemed to have validly delivered a notice of its election not to have its Notes redeemed and the Company or Guarantor, as applicable, will pay Additional Amounts with respect to such Holder’s exchange of its Notes;

(x)                                 the Exchange Rate; and

(xi)                              the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes.

A Redemption Notice shall be irrevocable.

Section 17.03                      Payment of Notes Called for Redemption.

(a)                                 If any Redemption Notice has been given in respect of the Notes in accordance with Section 17.02, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b)                                 Prior to 10:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) an amount of cash sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date.  Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes.  The Trustee (or other Paying Agent appointed by the Company) shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

Section 17.04                      Holders’ Right to Avoid Redemption.  Notwithstanding anything to the contrary in this Article 17, if the Company has given a Redemption Notice as described in Section 17.02, each Holder of Notes will have the right to elect that such Holder’s Notes will not be subject to the redemption.  If a Holder elects that its Notes will not be subject to a redemption, neither the Guarantor nor the Company will be required to pay Additional Amounts with respect to payments made in respect of such Notes following the Redemption Date, and all subsequent payments in respect of such Notes will be subject to any Tax required to be withheld or deducted under the laws of a relevant Taxing Jurisdiction.  The obligation to pay Additional Amounts to any electing Holder for payments made in periods prior to the Redemption Date shall remain subject to the exceptions set forth under Section 4.10.  Holders must exercise their option to elect to avoid a redemption by written notice thereof to the Trustee no later than the 15th calendar day prior to the Redemption Date; provided that a Holder complying with the requirements for exchange pursuant to Section 15.02 before the close of business on the Business Day immediately preceding the Redemption Date shall be deemed to have validly delivered a notice of its election not to have its Notes redeemed and the Company or the Guarantor, as applicable, will pay Additional Amounts with respect to such Holder’s exchange of its Notes.  If no election is made or deemed to have been made, the Holder will have its Notes redeemed without any further action.

Section 17.05                      Restrictions on Redemption.  The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

ARTICLE 18
Miscellaneous Provisions

Section 18.01                      Provisions Binding on Company’s and Guarantor’s Successors.  Subject to Article 12, all the covenants, stipulations, promises and agreements of the Company and the Guarantor contained in this Indenture shall bind their respective successors and assigns whether so expressed or not.

Section 18.02                      Official Acts by Successor Person.  Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company or Guarantor shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company or the Guarantor, as applicable.

Section 18.03                      Addresses for Notices, Etc.  Any notice or communication to the Company, the Guarantor or the Trustee shall be sufficiently given if in writing in English and delivered in person or mailed by certified or registered mail (return receipt requested), e-mail in PDF format, facsimile, telecopier or overnight courier guaranteeing next day delivery, addressed as follows:

If to the Company or the Guarantor:

Ensco plc

6 Chesterfield Gardens

London, England W1J 5BQ

Attention: Chief Financial Officer

Facsimile: 44 0 207 409 0399

If to the Trustee:

Deutsche Bank Trust Company Americas

Trust & Agency Services

60 Wall Street, 16th Floor

Mail Stop: NYC60-1630

New York, New York 10005

Attention: Corporates team - Ensco Jersey Finance Limited

Facsimile: (732) 578-4635

with a copy to:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company

Trust & Agency Services

100 Plaza One

Mail Stop: JCY03-0699

Jersey City, New Jersey 07311

Attention: Corporates team - Ensco Jersey Finance Limited

Facsimile: (732) 578-4635

The Company, the Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail in PDF format, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company or the Guarantor elects to give the Trustee e-mail in PDF format or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its reasonable discretion elects to act upon such instructions, the Trustee’s reasonable understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. Each of the Company and the Guarantor agrees to assume all risks arising out of incidents of actual use by the Company and the Guarantor of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions and the risk of interception by third parties.

All notices and communications described above shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when sent, if by e-mail in PDF format; when receipt acknowledged, if faxed or telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight courier guaranteeing next day delivery.

Any notice or communication delivered or to be delivered to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the applicable procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed.

Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed or delivered, as the case may be, in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 18.04                      Governing Law; Jurisdiction.  THIS INDENTURE, THE GUARANTEE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, THE GUARANTEE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION).

By the execution and delivery of this Indenture, each of the Company and the Guarantor hereby appoints ENSCO International Incorporated, a Delaware corporation, as its agent upon which process may be served in any legal action or proceeding by the Trustee or by any Holder arising out of or relating to the Notes or this Indenture (but for that purposes only), which may be instituted in any Federal or State court in the Borough of Manhattan, the City of New York, and each of the Company and the Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any such court in respect of any such legal action or proceeding.  Service of process upon such agent at  5847 San Felipe Street, Suite 3300, Houston, TX 77057, as such address may be changed by written notice given by such agent to the Trustee, together with a written notice of such service mailed or delivered to the Company and the Guarantor addressed as provided by Section 18.03, shall be deemed in every respect effective service of process upon the Company and the Guarantor, as applicable, in any such legal action or proceeding.  Each of the Company and the Guarantor reserves the right to appoint another Person selected in its discretion as a successor agent, and upon acceptance of such appointment by such a successor, the appointment of the prior agent shall terminate.  Each of the Company and the Guarantor further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of such agent or successor in full force and effect until this Indenture has been satisfied or discharged in accordance with Article 3.

Section 18.05                      Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee.  Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee an Officers’ Certificate and Opinion of Counsel stating that such action is permitted by the terms of this Indenture.

Each Officers’ Certificate provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officers’ Certificates provided for in Section 4.08) shall include (i) a statement that the person signing such certificate is familiar with the requested action and this Indenture; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (iii) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (iv) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture.

Notwithstanding anything to the contrary in this Section 18.05, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to, or entitled to request, such Opinion of Counsel.

Section 18.06                      Legal Holidays.  In any case where any Interest Payment Date, any Fundamental Change Repurchase Date or the Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 18.07                      No Security Interest Created.  Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 18.08                      Benefits of Indenture.  Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Exchange Agent, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 18.09                      Table of Contents, Headings, Etc.  The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 18.10                      Authenticating Agent.  The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 11.04 and Section 16.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver

Notes.  For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication.  Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 8.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 18.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company.  The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall deliver notice of such appointment to all Holders.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 8.02, Section 8.03, Section 8.04, Section 9.03 and this Section 18.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 18.10, the Notes  may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer

Section 18.11                      Execution in Counterparts.  This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original

Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 18.12                      Severability.  In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 18.13                      Waiver of Jury Trial.  EACH OF THE COMPANY, THE GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE GUARANTEE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 18.14                      Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 18.15                      Calculations.  Except as otherwise provided herein, the Guarantor shall be responsible for making all calculations called for under the Notes.  These calculations include, but are not limited to, determinations of the Stock Price, the Last Reported Sale Prices of the Common Stock, the Daily VWAPs, the Daily Exchange Values, the Daily Settlement Amounts, accrued interest payable on the Notes, any Additional Interest payable on the Notes, the Fundamental Change Repurchase Price, the Redemption Price and the Exchange Rate of the Notes.  The Guarantor shall make all these calculations in good faith and, absent manifest error, the Guarantor’s calculations shall be final and binding on Holders of Notes.  The Guarantor shall provide a schedule of its calculations to each of the Trustee and the Exchange Agent, and each of the Trustee and Exchange Agent is entitled to rely conclusively upon the accuracy of the Guarantor’s calculations without independent verification.  The Trustee will forward the Guarantor’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Guarantor.

Section 18.16                      USA PATRIOT Act.  In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agree to provide to the Trustee, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

ENSCO JERSEY FINANCE LIMITED,
as Issuer

By:	/s/ Jonathan P. Cross
Name: Jonathan P. Cross
Title:Director

ENSCO PLC, as Guarantor

By:	/s/ Melissa Cougle
Name: Melissa Cougle
Title:Vice President - Treasurer

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Trustee

By DEUTSCHE BANK NATIONAL TRUST COMPANY

By:	/s/ Robert S. Peschler
Name: Robert S. Peschler
Title: Vice President

By:	/s/ Annie Jaghatspanyan
Name: Annie Jaghatspanyan
Title: Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON EXCHANGE OF THIS SECURITY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY, THE COMMON STOCK, IF ANY, ISSUABLE UPON EXCHANGE OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT (“RULE 144A”)), (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR FOR WHICH IT HAS ACQUIRED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR THE COMMON STOCK, IF ANY, ISSUABLE UPON EXCHANGE OF SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR (OR SUCH SHORTER PERIOD AS IS PRESCRIBED BY RULE 144 UNDER THE SECURITIES ACT AS THEN IN EFFECT OR ANY SUCCESSOR RULE WITHOUT ANY VOLUME OR MANNER OF SALE RESTRICTIONS OR COMPLIANCE BY THE COMPANY WITH ANY CURRENT PUBLIC INFORMATION REQUIREMENTS THEREUNDER) AFTER THE LATER OF THE ISSUE DATE AND THE LAST DATE ON WHICH THE COMPANY OR

ANY OF ITS AFFILIATES WERE THE OWNER OF SUCH SECURITY (OR ANY PREDECESSOR THERETO) ONLY (A) TO THE COMPANY, THE GUARANTOR OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OR LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED, THAT THE COMPANY, THE TRUSTEE AND THE TRANSFER AGENT SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE REVERSE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS OR (3) NO ADVICE PROVIDED BY US OR ANY OF OUR AFFILIATES HAS FORMED A PRIMARY BASIS FOR MAKING ANY INVESTMENT OR OTHER DECISION FOR OR ON BEHALF OF SUCH PLAN OR PLAN IN CONNECTION WITH THE NOTES OR THE EXERCISE OF ANY RIGHTS WITH RESPECT TO THIS SECURITY.]

ENSCO JERSEY FINANCE LIMITED

3.00% Exchangeable Senior Note due 2024

No. [ ]	[Initially](1) $[ ]

CUSIP No. [ ]

Ensco Finance Jersey Limited, a company incorporated under the laws of Jersey (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.](2) [       ](3), or registered assigns, the principal sum of $[         ] [or such greater or lesser amount as set forth in the “Schedule of Transfers and Exchanges of Notes” attached hereto](4), on January 31, 2024, and interest thereon as set forth below.

This Note shall bear interest at the rate of 3.00% per year from December 12, 2016, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until January 31, 2024.  Interest is payable semi-annually in arrears on each January 31 and July 31, commencing on July 31, 2017, to Holders of record at the close of business on the preceding January 15 and July 15 (whether or not such day is a Business Day), respectively.  Accrued interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month.  Additional Interest will be payable as set forth in Section 4.06(d) and Section 4.06(e) of the within-mentioned Indenture, and, unless the context otherwise requires, any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.06(d) and Section 4.06(e), and, unless the context otherwise requires, any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.  If any Interest Payment Date, any Fundamental Change Repurchase Date or the Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

The Company shall pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note.  As provided in and subject to the provisions

(1) Include if a global note.

(2) Include if a global note.

(3) Include if a physical note.

(4)  Include if a global note.

of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose.  The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its Corporate Trust Office, as a place where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to exchange this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern to the extent of such conflict.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

ENSCO JERSEY FINANCE LIMITED,
as Issuer

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By: DEUTSCHE BANK NATIONAL TRUST COMPANY

By:
Authorized Officer

[FORM OF REVERSE OF NOTE]

ENSCO FINANCE JERSEY LIMITED
3.00% Exchangeable Senior Note due 2024

This Note is one of a duly authorized issue of Notes of the Company, designated as its 3.00% Exchangeable Senior Notes due 2024 (the “Notes”), initially limited to the aggregate principal amount of $849,500,000, all issued or to be issued under and pursuant to an Indenture dated as of December 12, 2016 (the “Indenture”), among the Company, the Guarantor and Deutsche Bank Trust Company Americas (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the Holders of the Notes.  Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.  Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, the Redemption Price on any Redemption Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note.  The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company, the Guarantor and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein.  It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

Each Holder shall have the right to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon exchange of, this Note at the place, at the respective times, at the rate and in the lawful money or shares of Common Stock, as the case may be, herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof.  At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge by the exchanging Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp, stamp duty, stamp duty reserve tax or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund. Under certain circumstances specified in the Indenture, the Notes will be subject to redemption by the Company at the Redemption Price.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Business Day immediately preceding the Maturity Date, to exchange any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Exchange Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

GUARANTEE

Ensco plc, a public limited company incorporated under the laws of England and Wales, fully and unconditionally guarantees to the Holder of this Security, upon the terms and subject to the conditions and limitations set forth in the Indenture referenced on the reverse hereof, the Guarantee Obligations (as defined in Section 14.01 of the Indenture), which include (i) the due and punctual payment of the principal of (including the Redemption Price and Fundamental Change Repurchase Price, as the case may be, pursuant to Article 16 or Article 17, as applicable, of the Indenture), premium, if any, interest and Additional Interest, if any, on the 3.00% Exchangeable Senior Notes due 2024 (the “Notes”) of Ensco Jersey Finance Limited, a company incorporated under the laws of Jersey (the “Company”), and any cash, shares of Common Stock or combination thereof, if any, due upon exchange of the Notes in accordance with Article 15 of the Indenture, whether at the Maturity Date, upon acceleration, upon redemption, upon repurchase in connection with a Fundamental Change or otherwise or upon exchange, interest on overdue principal, premium, if any, Additional Interest, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee under the Indenture or under the Notes (including fees, expenses or other) all in accordance with the terms set forth in Article 14 of the Indenture, (ii) causing the Company to deliver ERPSs in connection with exchanges of the Notes in accordance with the Articles and the Indenture and (iii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date, by acceleration, call for redemption, upon repurchase in connection with a Fundamental Change or exchange.  The obligations of the Guarantor to the Holders of the Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 14 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.  Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated. The Guarantor shall be obligated to pay Additional Amounts with respect to any withholding or deduction imposed on a payment by or on behalf of the Guarantor under or with respect to the Notes or the Guarantee to the extent provided in Section 4.10 of the Indenture.

IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed.

Dated:

ENSCO PLC

By:
Name:
Title:

SCHEDULE A(5)

SCHEDULE OF TRANSFERS AND EXCHANGES OF NOTES

ENSCO JERSEY FINANCE LIMITED
3.00% Exchangeable Senior Notes due 2024

The initial principal amount of this Global Note is           DOLLARS ($         ).  The following increases or decreases in this Global Note have been made:

Date of transfer or exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

(5) Include if a global note.

ATTACHMENT 1

FORM OF NOTICE OF EXCHANGE

To:                             ENSCO JERSEY FINANCE LIMITED
                                                DEUTSCHE BANK TRUST COMPANY AMERICAS, as Exchange Agent

The undersigned registered owner of this Note hereby exercises the option to exchange this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, for cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such exchange, together with any cash for any fractional share, and any Notes representing any unexchanged principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.  If any shares of Common Stock or any portion of this Note not exchanged are to be issued in the name of a Person other than the undersigned or the name of a Person on behalf of the undersigned, the undersigned will pay all documentary, stamp, stamp duty, stamp duty reserve tax or similar issue or transfer taxes, if any, in accordance with Section 15.02(d) and Section 15.02(e) of the Indenture.  Any amount required to be paid to the undersigned on account of interest accompanies this Note.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed
by an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if shares
of Common Stock are to be issued, or
Notes are to be delivered, other than
to and in the name of the registered holder.

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Fill in for registration of shares if
to be issued, and Notes if to
be delivered, other than to and in the
name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be exchanged (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

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ATTACHMENT 2

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

To:                             ENSCO JERSEY FINANCE LIMITED
                                                DEUTSCHE BANK TRUST COMPANY AMERICAS, as Exchange Agent

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from or on behalf of Ensco Jersey Finance Limited (the “Company”) as to the occurrence of a Fundamental Change and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 16.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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ATTACHMENT 3

FORM OF ASSIGNMENT AND TRANSFER

For value received                              hereby sell(s), assign(s) and transfer(s) unto                   (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                       attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐                                    To Ensco Jersey Finance Limited, Ensco plc or a subsidiary thereof; or

☐                                    Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended (the “Securities Act”); or

☐                                    To a person it reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) to whom notice is given that the transfer is being made in reliance on Rule 144A; or

☐                                    Pursuant to any other available exemption from the registration requirements of the Securities Act.

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Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered, other
than to and in the name of the registered holder.

NOTICE:  The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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